UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 25, 2013

ARCH THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-178883	46-0524102
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Broadway, 14th Floor Cambridge, Massachusetts		02142
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 475-5254

Pembroke House 28-32 Pembroke St Upper Dublin 2, Ireland
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, our results could differ materially from those expressed or implied by such forward-looking statements and assumptions. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential” or “continue” or the negative of these terms or other comparable terminology. All statements made in this Form 8-K other than statements of historical fact are statements that could be deemed forward-looking statements, including without limitation statements about our business plan, our plan of operations and our need to obtain future financing. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors” and the risks set out below, any of which may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These risks include, by way of example and not in limitation, risks related to:

•	General economic and business conditions;

•	Our ability to continue as a going concern;

•	Our ability to obtain financing necessary to operate our business;

•	Our limited operating history;

•	Our ability to recruit and retain qualified personnel;

•	Our ability to manage future growth;

•	Our ability to develop, obtain required approvals for and commercialize our product candidates;

•	Our ability to maintain and protect our intellectual property;

•	Our ability to successfully complete potential acquisitions and collaborative arrangements; and

•	Other factors discussed under the section entitled “Risk Factors”.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. These forward-looking statements speak only as of the date of this Current Report on Form 8-K. Except as required by applicable law, we do not intend to update any of these forward-looking statements.

As used in this Current Report on Form 8-K, unless otherwise indicated the terms the “Company”, “Arch Therapeutics”, “we”, “us” and “our” refer to Arch Therapeutics, Inc., a Nevada corporation, and its subsidiary, unless the context otherwise requires.

We have pending trademark applications for AC5™, Crystal Clear Surgery™, NanoDrape™ and NanoBioBarrier™. All other trademarks, trade names and service marks included in this Current Report on Form 8-K are the property of their respective owners.

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Item 2.01 Completion of Acquisition or Disposition of Assets.

The Merger and Related Transactions

The Merger

As previously disclosed, on May 10, 2013, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Arch Biosurgery, Inc. (formerly known as Arch Therapeutics, Inc.), a Massachusetts corporation (“ABS”), and Arch Acquisition Corporation, a Massachusetts corporation and our wholly-owned subsidiary formed for the purpose of the transaction (“Merger Sub”). The Merger Agreement provided for the merger of Merger Sub with and into ABS (the “Merger”), with ABS surviving the Merger as our wholly owned subsidiary, upon the terms and subject to the conditions set forth in the Merger Agreement.

On June 26, 2013, following the satisfaction or waiver of the conditions set forth in and otherwise in accordance with the terms of the Merger Agreement, the Merger was consummated and Merger Sub merged with and into ABS. As a result of the closing of the Merger, we have abandoned our prior business plan and we are now pursuing the operations of ABS as a life science company developing product candidates in the surgical hemostasis field.

The Merger Agreement includes customary representations, warranties and covenants made by us, Merger Sub and ABS as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the Merger Agreement and are not intended to provide factual, business, or financial information about us, Merger Sub and ABS. Moreover, some of those representations and warranties (i) may not be accurate or complete as of any specified date, (ii) may be subject to a contractual standard of materiality different from those generally applicable to shareholders or different from what a shareholder might view as material, (iii) may have been used for purposes of allocating risk among us, Merger Sub and ABS, rather than establishing matters as facts, and/or (iv) may have been qualified by certain disclosures not reflected in the Merger Agreement that were made to the other party in connection with the negotiation of the Merger Agreement and generally were solely for the benefit of the parties to the Merger Agreement. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding us and our business that has been, is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q, Forms 8-K, and other documents that we file with the Securities and Exchange Commission (the “SEC”). The description of the Merger Agreement set forth herein is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to the Current Report Form 8-K we filed with the SEC on May 13, 2013 and is incorporated herein by reference.

The Coldstream Financing

In contemplation of the Merger, on April 19, 2013, we entered into a financing agreement (the “Financing Agreement”) with Coldstream Summit Ltd. (“Coldstream”), pursuant to which we agreed to issue and sell, and Coldstream agreed to purchase or assist in securing the purchase of, $2,000,000 worth of units in a private offering within the 12 month period following the closing of the Merger (the “Coldstream Financing”). Each unit issued in the Coldstream Financing is to be sold at a price of $0.50 per share and is to consist of (i) one share of our common stock and (ii) one warrant to purchase one share of our common stock at an exercise price of $0.75 per share and with a term of 12 months. As of the date of this Current Report on Form 8-K, we have issued and sold units consisting of 2,500,000 shares of our common stock and warrants to purchase 2,500,000 shares of our common stock in the Coldstream Financing, for aggregate gross proceeds of $1,250,000. The proceeds of the Coldstream Financing are being used for the funding of our and ABS’s ongoing business and operations. As previously disclosed, pursuant to the terms of the Merger Agreement, all such proceeds raised to date were advanced to ABS prior to the closing of the Merger.

Post-Merger Company Ownership

As set forth in the Merger Agreement, upon the closing of the Merger, all of the issued and outstanding capital stock and convertible notes and warrants of ABS were cancelled automatically and the holders thereof became entitled to receive an aggregate of 14,645,212 shares of the Company’s common stock. That number of shares was negotiated and agreed to by the Company and ABS prior to entering into the Merger Agreement. Upon the closing of the Merger, the former shareholders of ABS are entitled to receive two and one-half shares of our common stock for each share of common stock of ABS held by them immediately prior to the closing of the Merger. After giving effect to the closing of the Merger and including the shares and warrants issued in the Coldstream Financing as of the date hereof and to be issued in the Coldstream Financing over the 12 month period following the closing of the Merger, the securities of the Company (on a fully diluted basis) are owned as follows:

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•	Former shareholders of ABS hold 5,645,212 shares of the Company’s common stock, or approximately 7.8% of the Company on a fully diluted basis;

•	Former holders of convertible promissory notes of ABS hold 9,000,000 shares of the Company’s common stock, or approximately 12.5% of the Company on a fully diluted basis;

•	Dr. Norchi and Dr. Dhillon, or their respective designees over which they hold a controlling interest, collectively hold 18,579,449 shares of the Company’s common stock (including the shares of the Company’s common stock they are entitled to receive as former shareholders and noteholders of ABS), or approximately 25.8% of the Company on a fully diluted basis;

•	7,825,388 shares of the Company’s common stock initially reserved for issuance to employees, directors and consultants under the Arch Therapeutics, Inc. 2013 Stock Incentive Plan (the “Plan”), representing approximately 10.9% of the Company on a fully diluted basis;

•	Stockholders of the Company prior to the closing of the Merger, including consultants of the Company that were issued an aggregate of 1,500,000 shares of our common stock on June 18, 2013 in restricted stock grants outside of the Plan, hold 21,500,000 shares of the Company’s common stock, or approximately 29.9% of the Company on a fully diluted basis; and

•	Current and future investors in the Coldstream Financing will hold 4,000,000 shares of the Company’s common stock and warrants to acquire 4,000,000 shares of the Company’s common stock, or approximately 11.1% of the Company on a fully diluted basis.

Lock-Up Restrictions

In connection with the Merger, shares of our common stock received by (i) substantially all of ABS’s former shareholders and noteholders as a result of the Merger, including all shares held by Dr. Norchi and Dr. Dhillon (and their respective designees) that were received in connection with the Merger, (ii) recipients of restricted stock grants of an aggregate of 1,500,000 shares made outside of our Plan, and (iii) recipients of certain non-qualified stock options granted under our Plan to purchase an aggregate of 3,984,212 shares, are subject to certain lock-up restrictions that restrict the sale or other transfer of such shares for a certain period of time following the closing of the Merger. For the 18 months following the closing of the Merger, all such shares will be subject to those lock-up restrictions. Thereafter, 25% of such shares will be released from the lock-up restrictions every three months, until 100% of the shares are released from the lock-up restrictions.

Accounting Treatment of the Merger

For financial reporting purposes, the Merger represents a “reverse merger” rather than a business combination and ABS is deemed to be the accounting acquirer in the transaction. Consequently, the assets and liabilities and the historical operations that will be reflected in the Company’s future financial statements will be those of ABS. The Company’s assets, liabilities and results of operations will be consolidated with the assets, liabilities and results of operations of ABS after consummation of the Merger, and the historical financial statements of the Company before the Merger will be replaced with the historical financial statements of ABS before the Merger in all future filings with the SEC.

FORM 10 INFORMATION

Immediately prior to the closing of the Merger, we were deemed a shell company as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”). Item 2.01(f) of Form 8-K requires that, under those circumstances, a registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10 under the Exchange Act. Accordingly, we are providing such information for the combined enterprises of the Company and ABS below.

BUSINESS

Corporate Overview

We were incorporated under the laws of State of Nevada on September 16, 2009 as Almah, Inc. On May 10, 2013, we entered into the Merger Agreement with ABS and Arch Acquisition Corporation, our wholly owned subsidiary formed for the purpose of the transaction, pursuant to which Arch Acquisition Corporation merged with and into ABS and ABS thereby became our wholly owned subsidiary. In contemplation of the Merger, effective May 24, 2013 we increased our authorized common stock from 75,000,000 shares to 300,000,000 shares and effected a forward stock split, by way of a stock dividend, of our issued and outstanding shares of common stock at a ratio of 11 shares to each one issued and outstanding share, and effective June 5, 2013, we changed our name from Almah, Inc. to Arch Therapeutics, Inc. and changed the ticker symbol under which our common stock trades on the OTC Bulletin Board from “AACH” to “ARTH”. All share amounts of our common stock referenced in this Current Report on Form 8-K give effect to the 11-for-1 forward stock split described above, including those applicable to periods prior to the forward stock split.

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ABS was incorporated under the laws of Commonwealth of Massachusetts on March 6, 2006 as Clear Nano Solutions, Inc. On April 7, 2008, ABS changed its name to Arch Therapeutics, Inc., and on August 28, 2009, ABS increased its authorized common stock, no par value, from 275,000 shares to 1,275,000 shares. Effective upon the closing of the Merger, ABS changed its name from Arch Therapeutics, Inc. to Arch Biosurgery, Inc.

The Merger closed on June 26, 2013, and as a result we have abandoned our prior business plan and are now pursuing the business of ABS as our sole business. The following is a discussion of the business of ABS that we are now pursuing. References to “we”, “us” and “our” in the following discussion refer to the Company and its subsidiary, ABS, as a combined enterprise.

Our Current Business

We are life science medical device company in the development stage with limited operations to date. We aim to develop products that make surgery and interventional care faster and safer by utilizing a novel approach to stop bleeding (referenced as “hemostasis”), control leaking (referenced as “sealant”), and provide other advantages during surgery and trauma care. Our core technology is based on a self-assembling peptide solution that creates a physical, mechanical barrier, which could be applied to bleeding organs or wounds to seal leaking blood and other fluids. We believe our technology could support an innovative platform of potential products in the field of stasis and barrier applications. Our first product candidate, AC5™, is designed to achieve hemostasis in minimally invasive and open surgical procedures, and we hope to develop other product candidates in the future based on our technology platform aimed at stopping bleeding and sealing other leaking fluids during surgical and other procedures.

Our Core Technology

Our technology platform is based on self-assembling synthetic peptides. Our plan and business model is to develop products that apply that core technology to human bodily fluids and connective tissues.

Our primary product candidate, AC5, relies on this technology to achieve hemostasis during surgical procedures. We envision developing other product candidates in the future based on our core technology, examples of which could include, for instance, products for specialty surgery, burn and trauma care, wound care, military applications, and consumer care.

We have devoted much of our operations to date to the development of our core technology, including selecting our lead product composition, conducting initial safety and other related tests, generating scale-up, reproducibility and manufacturing methods, and developing and protecting the intellectual property rights underlying our technology platform. We have one key intellectual property licensor, the Massachusetts Institute of Technology (“MIT”), from which we license certain of our important intellectual property rights, and have made, and hope to continue to make, advances on our core technology to further refine and improve its use and functionality, further develop our intellectual property rights, and ultimately produce an expanded portfolio of potential product candidates.

AC5

Our first product in development, AC5, is a biocompatible synthetic peptide comprising naturally occurring amino acids. When applied to a wound, AC5 intercalates into the interstices of the connective tissue where it self-assembles into a physical, mechanical nanoscale structure that provides a barrier to leaking substances, such as blood.

The results of early data from preclinical animal tests have shown that AC5 achieves hemostasis quickly and effectively. AC5 can be directly applied as a liquid or sprayed, making it user-friendly and able to conform to irregular wound geometry, and is not sticky or glue-like, making it ideal for use in the setting of minimally invasive laparoscopic surgeries. Further, AC5 is transparent, which should make it easier for a surgeon or other healthcare providers to maintain a clear field of vision during a surgical procedure and prophylactically stop bleeding as it starts, which we call Crystal Clear Surgery™.

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Completed Preclinical Development

We are in the early stages of our planned clinical program for AC5. To date, only preclinical animal tests have been performed. In order to achieve the approvals and certifications we need to market and sell AC5, significant additional testing, including conducting human clinical trials, will be required.

Preclinical testing to date has been conducted in a number of settings. One of the co-founders of ABS and a co-founding inventor of certain of our technology, Dr. Rutledge Ellis-Behnke, performed a significant portion of the preclinical animal experimentation conducted to date during his time at the Massachusetts Institute of Technology in the Department of Brain and Cognitive Sciences from 2001 through 2005 and the University of Hong Kong Faculty of Medicine in the Department of Anatomy from 2004 through 2009, with overlap between the two institutions in 2004 and 2005. Dr. Ellis-Behnke and his colleagues also outsourced certain experiments to third parties. Some of the most significant findings from Dr. Ellis-Behnke’s studies have been published. Additionally, on a fee for service basis, ABS engaged a private third party facility in Massachusetts where certain preclinical animal experiments were performed with the assistance of ABS consultants. ABS also engaged a biomedical animal research company in Massachusetts to perform certain preclinical animal studies. Further, through collaboration with the National University of Ireland system, preclinical animal and tissue experiments have been performed in Dublin and Cork, Ireland.

In the preclinical animal tests conducted to date, AC5 has demonstrated improved average time to hemostasis (“TTH”) when applied to animal brains, spinal cords and livers. Those tests have tested TTH when using AC5 during a range of surgical procedures compared to TTH when using a control substance, a saline control substance, a control peptide, and a cautery control substance during those same procedures. The results of those tests have shown a TTH of under 15 seconds when AC5 was applied, compared to a TTH ranging from 80 to 300 seconds when various control substances were applied, depending on the nature of the control substance and procedure performed. In tests to date, AC5 has also demonstrated biocompatibility and normal healing of tissue treated with the product. Further, animals whose liver, spleen, femoral artery, eye or brain was treated with AC5 have shown no ill-effects. We believe that the peptide degrades into the naturally occurring amino acids from which it was originally synthesized, which are molecules that already exist in large quantities in the body.

Our plans in the near-term are to focus our efforts on the development of AC5 by pursuing additional preclinical studies and preparing for future clinical trials.

Development and Commercialization Strategy

Our present business model is to operate with a relatively small internal team of key personnel and engage third party service providers to conduct larger scale research, development and manufacturing activities. Our internal team collectively has a broad range of expertise and experience working with and managing third party vendors. This general approach enables us to utilize the services of third party entities that are experts in each aspect of our operations, while preserving capital and efficiencies by avoiding certain internal scale-up costs and duplication of resources.

Research and Development; Manufacturing

Use of Third Party Relationships

To date, we have engaged third party laboratory facilities run by peptide experts in Europe and the U.S. to perform preclinical research and development activities. Those engagement have enabled us to properly develop our primary product candidate, as well as generate appropriate analytical methods, scale-up, and other procedures that we intend to use as a “blueprint” for a third party manufacturer to make the product on a larger scale for purposes of further clinical testing and ultimately commercialization.

We are currently preparing for that transition to traditional contract manufacturing and related organizations. We have commenced discussions with manufacturers operating with the current good manufacturing practices (“cGMP”) required by applicable regulatory agencies, which we would engage to scale up and produce clinical formulation material to be used for final preclinical testing and clinical trials.

Manufacturing Methods

We believe that the manufacturing methods used for a product, including the type and source of ingredients and the burden of waste byproduct elimination, are important determinants of its opportunity for profitability. Industry is keenly aware of the downsides of technologies that rely on expensive biotechnology techniques and facilities for manufacture, onerous and expensive programs to eliminate complex materials, or ingredients that are sourced from the complicated process of human or other animal plasma separation, since those products typically are expensive, burdensome to produce, and at greater risk for failing regulatory oversight.

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The manufacturing methods that we envision would be utilized to produce AC5 and other potential future product candidates rely on synthetic organic chemistry. The technology, skill and know-how involved with those methods are important, but the required manufacturing equipment is widely available. Furthermore, improvements in relevant synthetic manufacturing techniques in the past several years have reduced their complexity and cost, while increasing large scale cGMP capacity. In addition, as a result of increased demand for amino acids in recent years, the cost of obtaining amino acid raw materials has decreased. Further, our planned product candidates, including AC5, will be synthesized of naturally occurring ingredients that are not sourced from humans or other animals, but do exist in humans in their natural state. That type of ingredient is often more likely to be categorized as “generally recognized as safe”, or “GRAS”, by the U.S. Food and Drug Administration (“FDA”), and can convey a lower risk of adverse effects.

We believe that our pursued manufacturing methods and ingredients will make our choice of third party manufacturers important, as we will need to select service providers with sufficient expertise with synthetic organic chemistry manufacturing, but will benefit from the lack of expensive equipment, technology and materials required and the naturally occurring ingredients used in the manufacturing process.

Regulatory

Medical Device Classification

Although the FDA and other regulatory authorities or related bodies will finally determine the classification of AC5, we believe that our primary product candidate meets the criteria for a medical device. Generally, a product is a medical device if it requires neither metabolic nor chemical activity to achieve the desired effect. Furthermore, a medical device can achieve its desired effects without requiring a body (animal/human), whereas a drug or a biologic requires a body. The AC5 mechanism of assembly into a barrier can occur outside of a body and is accordingly consistent with the medical device definition.

Medical devices in the European Union (“EU”) and the U.S. are classified along a spectrum. We anticipate that AC5 will be a Class III medical device in these jurisdictions, subject to the process for obtaining a CE mark in the EU and the premarketing authorization process in the U.S. While the Class III status is a higher-level classification than for devices not comprised of novel materials and involves additional procedure and regulatory scrutiny of the product candidate to obtain approvals, it provides less regulatory ambiguity.

Biocompatibility Tests and Clinical Trials

Before initiating any human clinical trials, we will need to assess the biocompatibility of AC5. Standard required tests to assess biocompatibility, as set forth in ISO 10993 issued by the International Organization for Standardization, include:

•	in vitro cytotoxicity;

•	in vitro blood compatibility;

•	in vitro Ames assay (mutagenic activity);

•	irritation / intracutaneous reactivity;

•	sensitization (allergenic reaction);

•	implantation (performed on devices that contact the body’s interior);

•	pyrogenicity;

•	systemic toxicity; and

•	in vitro chromosome aberration assay (structural chromosome changes).

We have not commenced formal biocompatibility studies for AC5. However, Dr. Ellis-Behnke and his colleagues, on a fee for service basis, engaged a third party Massachusetts-based facility to perform certain in vitro and in vivo biocompatibility and toxicology studies on what was an earlier version of our composition; such tests illustrated no evidence of toxicity and portions of the results have been published. Further, with the assistance of ABS personnel and consultants, certain large relative dose pilot tests were performed in rodents at a private third party facility in Massachusetts, and no abnormal behavior or pathology was observed from such tests.

Following completion of biocompatibility tests for AC5, assuming successful results of those tests, we expect that we will focus on conducting required human clinical trials. We currently plan to conduct the First in Human clinical trial on AC5 in Europe. Assuming successful results of the trial, we expect that we will then pursue a CE mark, the required European approval to market and commercialize a medical device such as AC5, prior to pursuing approval by the U.S. FDA. Based on precedent, we believe that the EU will require one clinical trial to obtain a CE mark for AC5.

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When properly harmonized, the FDA may accept non-U.S. jurisdiction clinical trial data for a product in support of a FDA application for the same product, and we hope to use the data from our planned initial clinical trial to be conducted in the EU in this fashion. Similarly, any subsequent American clinical trials could help to broaden the scope and indications of any European label for AC5 that we may achieve.

In order to obtain a broad label for AC5 in the U.S., we believe that the FDA will require safety and efficacy data in three different tissue types. We hope to utilize the data from our planned initial clinical trial in the EU to contribute to the satisfaction of some of those FDA requirements.

We also intend to pursue other potential indications for AC5 and/or other potential product candidates based on our technology platform, which we may pursue either opportunistically or once regulatory approval is obtained for our initial surgical hemostasis product candidate.

Commercialization

We are in the process of developing a long-term commercialization plan for our product candidates. That plan could entail entering into one or more strategic partnerships in connection with product commercialization, our direct performance of commercialization activities, or some combination of those alternatives. Based on our current general approach and strategy of utilizing the expertise and resources of third party service providers while maintaining a small internal team, we currently expect that we may pursue some degree of strategic collaborations or partnerships with third parties, which could include licensing arrangements, distribution and supply partnerships, engagement of external regulatory experts and/or marketing and sales teams, among other types of potential relationships. We presently believe that partnerships or collaboration relationships could improve our ability to obtain regulatory approval for our product candidates and attain market acceptance for and profitable sales of those product candidates, and that our current and planned activities and milestones relating to AC5 are well-aligned with the needs of the market and potential partners and collaborators that wish to enter or expand their presence in our target markets.

We envision the potential future customers in the marketplace for AC5 and any other hemostatic or sealant agent we may pursue will include surgeons and other doctors, government agencies such as the Department of Defense, hospital and operating room management and ambulance and other trauma specialists.

Plan of Operations

Our long-term business plan includes the following goals:

•	conducting successful clinical trials on AC5;

•	obtaining regulatory approval or certification of AC5 in the EU, the U.S., and other jurisdictions;

•	expanding our intellectual property portfolio;

•	developing appropriate third party relationships to manufacture, distribute, market and otherwise commercialize AC5; and

•	developing additional product candidates in the hemostatic and sealant field.

With respect to our goals relating to AC5, we currently project requiring between $6,000,000 and $8,000,000 of additional capital to complete the milestones to obtain regulatory approval in Europe and launch AC5 in the European market. We expect that obtaining regulatory approvals and launching AC5 in the U.S., including conducting additional required clinical trials, would require at least an additional $9,000,000 in capital.

In furtherance of our long-term business goals, we expect to focus on the following activities during the remainder of calendar year 2013 and calendar year 2014:

•	conducting formal biocompatibility studies;

•	participating in EU and, subsequently, U.S. regulatory meetings;

•	preparing for initial clinical trials, including developing clinical trial protocols;

•	engaging a large scale manufacturing partner to produce cGMP product for clinical trials;

•	further developing and securing our intellectual property rights; and

•	commencing human clinical trials.

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We anticipate that our operating and other expenses will increase following the closing of the Merger as we and ABS implement our business plan as a combined enterprise. After giving effect to the funds received in the recent equity and debt financings and certain committed funding over the next 12 months from the Coldstream Financing, and assuming our use of that funding at the rate we presently anticipate, as of the date of this Current Report on Form 8-K we expect to have sufficient funds to operate our business for the next 12 months. We could spend our financial resources much faster than we expect, in which case our current funds may not be sufficient to operate our business for that period.

Our estimates of the amount of cash necessary to operate our business and attain our near-term and long-term business goals may prove to be wrong, due to increased costs to achieve milestones and/or additional expenses if we encounter unanticipated difficulties or other reasons, in which case additional funding than projected would be needed. Other than the funding committed under the Coldstream Financing, we have no firm commitments for future capital. Even after giving effect to those additional committed funds, we will require significant additional financing to fund our planned operations, including further research and development relating to our primary product candidate, seeking regulatory approval of that or any other product candidate we may choose to develop, commercializing any product candidate for which we are able to obtain regulatory approval or certification, seeking to license or acquire new assets or business, and maintaining our intellectual property rights and pursuing rights to new technologies. We may not be able to obtain additional financing on commercially reasonable or acceptable terms when needed, or at all. If we cannot raise the money that we need in order to continue to develop our business, we will be forced to delay, scale back or eliminate some or all of our proposed operations. If any of these were to occur, there is a substantial risk that our business would fail and our stockholders could lose all of their investment.

Since inception we have funded our operations primarily through equity and debt financings and we expect to continue to seek to do so in the future. If we obtain additional financing by issuing equity securities, our existing stockholders’ ownership will be diluted. The terms of securities we may issue in future capital-raising transactions may be more favorable for our new investors. Further, newly issued securities may include preferences, superior voting rights and the issuance of warrants or other derivative securities, which may have additional dilutive effects. If we obtain additional financing by incurring debt, we may become subject to significant limitations and restrictions on our operations pursuant to the terms of any loan or credit agreement governing the debt. Further, obtaining any loan, assuming a loan would be available when needed on acceptable terms, would increase our liabilities and future cash commitments. We may also seek funding from collaboration or licensing arrangements in the future, which may require that we relinquish potentially valuable rights to our product candidates or proprietary technologies or grant licenses on terms that are not favorable to us. Moreover, regardless of the manner in which we seek to raise capital, we may incur substantial costs in those pursuits, including investment banking fees, legal fees, accounting fees, printing and distribution expenses and other related costs.

Industry and Competition

According to a 2012 report produced by MedMarket Diligence, LLC, approximately 114 million surgical and procedure-based wounds occur annually worldwide, including 36 million from surgery in the U.S. We estimate that 20-25% of those surgeries are performed laparoscopically. Additionally, there are many minor procedures and operations that may not be included in those figures. Those surgeries and other procedures could benefit from sealants and hemostatic agents, as surgical and trauma patients are at significant risk for morbidity and mortality from bleeding and/or leaking body fluid.

Additional trends that support a demand for hemostatic and sealant products include the following:

•	overall procedure volume growth;

•	ambulatory same day surgery volume growth of approximately 5%;

•	laparoscopic procedure volume growth; and

•	efforts to reduce operating room time.

As a result of this demand, use of hemostatic agents and sealants is increasing. According to MedMarket Diligence, the market for these products achieved approximately $3.4 billion in 2010 worldwide sales and is projected to reach $4.5 billion in 2013 and surpass $6.5 billion in 2017. Over two-thirds of those sales are for hemostats. The growth rate for sealants is even higher than that for hemostats due to a general lack of available products and potentially larger unmet need.

In spite of the large size of the market for these products, many available hemostatic and sealant agents possess a combination of limitations, including slow onset of action, general unreliability, user-unfriendliness, and risk for adverse effects, such as healing problems, adhesion formation, infection and other safety concerns. Many of the deficiencies of currently available hemostatic and sealant agents are the same as those of their first-generation counterparts, as revolutionary advances in underlying technologies have been elusive.

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The hemostatic and sealant market is currently comprised of large companies, such as Johnson & Johnson and its affiliated companies, Covidien plc and Baxter Healthcare Corporation, as well as a number of smaller companies. Although some companies are developing new products in the hemostatic and sealant space, they appear to be mostly geared toward focused, niche applications and not on broad surgical applications. For instance, a glue-like composition may be effective for sealing an air leak in the lung or attaching two bleeding blood vessels, but it may not easily stop bleeding and enable normal healing in the liver. AC5 is envisioned as a general hemostatic agent that serves as one tool to replace narrower alternatives.

In the course of developing AC5, we engaged commercial strategy and marketing consultants to understand the routines and needs of potential customers and to assess market preferences. Although better efficacy and reliability were identified as important to those customers, it was discovered that other product features are also critical to achieving broad market acceptance. Surgeons, operating room managers, sales representatives for competitive products, and hospital administrator decision-makers identified the following characteristics as desirable features of a hemostatic agent, which we carefully considered in developing AC5 and which we believe are well satisfied by our primary product candidate:

•	laparoscopic friendly;

•	easily handled and applied;

•	promotes a clear field of vision and does not obstruct view;

•	non-viscous and flowable;

•	non-sticky (to tissue or equipment);

•	enables normal healing;

•	indifferent to status of coagulation cascade or “blood thinning” drugs;

•	non-toxic; and

•	does not contain human blood product or animal components.

We hope that AC5 will meet particular market demands, and we anticipate its use in laparoscopic surgery as well as open surgery. While open surgery represents the more established market for hemostatic agents, approximately one-quarter of surgeries are laparoscopic, and that number is growing. Less invasive laparoscopic procedures produce shorter recovery times, faster discharges, less scarring, less pain and less need for pain medications. Many of the hemostasis products currently available do not possess certain features and handling characteristics required for use in a laparoscopic setting. For instance, most available products are difficult to use laparoscopically because they tend to be sticky, powdery, fabric-based or are otherwise difficult to control and/or insert into the small tubes used during laparoscopic procedures. We believe that the novel features and differentiating characteristics of AC5 will make it more suitable for laparoscopic surgeries than presently available alternatives.

Further, there seems to be increased pressure to perform more complex surgeries at reduced costs, including conducting operations in less expensive outpatient settings. Although accurate current statistics are difficult to obtain, a National Health Statistics Report from 2006 and updated in 2009 indicates that outpatient surgery volume is increasing approximately 5% annually, and a 2009 report covering U.S. surgical procedures suggests that inpatient surgery volume is declining 1% per year. A motivating factor of this trend is the increased costs associated with hospital inpatient procedures performed in operating rooms, which, according to MedMarket Diligence, have been estimated to cost between $2,000 and $10,000 per hour. These costs motivate increased operating room throughput and increased volume of procedures performed in outpatient settings. Both of those trends highlight the need for highly effective hemostatic and sealant products that can decrease operating room time for inpatient procedures and help to increase the safety of performing more types of procedures in less expensive outpatient settings.

Commercially available products in the hemostasis field with which we expect AC5 will compete can cost between $50 and $500 per procedure, with the higher value added products generally priced at the upper end of that range. Production costs of many products are significant, as they may require biotechnology or plasma separation technologies to manufacture, and they may require ingredients or other materials that are expensive to obtain. We believe that AC5 is well positioned to complete against currently available products as a result of its broad applicability in various types of surgical settings and its features that address drawbacks seen in many available hemostatic agents, as well as our planned use of a manufacturing method to produce the product that we expect will be relatively simple and cost effective compared to competing products, which could enable sales at competitive price points within the market range.

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Potential Disadvantages of AC5 Compared to the Competition

Some potential disadvantages of AC5 compared to the hemostatic agents currently on the market with which we expect AC5 will compete are as follows:

•	The favorable handling characteristics of AC5 are the result of its non-sticky or glue-like nature. However, if a surgeon or healthcare provider requires a product to adhere tissues together, or provide similar glue-like action, then AC5 in its current form would not achieve that desired effect.

•	While we project that AC5 will be relatively economical to manufacture at scale, it will not be able to compete from a price perspective with inexpensive means to stop bleeding, such as application of pressure or use of bandages or other inexpensive hemostatic agents.

•	We have not completed preclinical and clinical human trials relating to AC5, whereas marketed competition has done so. Accordingly, the safety and efficacy of AC5 has not been demonstrated or accepted by required regulatory agencies, and we will require significant resources in order to conduct the required trials and other tests to attempt to obtain such approvals.

Research and Development Expenditures

Our research and development expenses to date have primarily included costs to develop our core technology and AC5. During the year ended September 30, 2011, we incurred $122,738 on research and development expenses, as compared to $87,021 incurred during the year ended September 30, 2012. We expect our research and development activities and expenses to increase significantly as we execute on our business plan and pursue clinical trials.

Regulation by the FDA and Similar Foreign Agencies

Our research, development and clinical programs, as well as our manufacturing and marketing operations that may be performed by us or third party service providers on our behalf, are subject to extensive regulation in the U.S. and other countries. Most notably, we believe that AC5 will be subject to regulation as a medical device under the U.S. Food Drug and Cosmetic Act (the “FDCA”) as implemented and enforced by the FDA and equivalent regulations enforced by foreign agencies in countries in which we desire to pursue commercialization. The FDA and its foreign counterparts generally govern the following activities that we do or will perform or that will be performed on our behalf, to ensure that products we may manufacture, promote and distribute domestically or export internationally are safe and effective for their intended uses:

•	product design, preclinical and clinical development and manufacture;

•	product premarket clearance and approval;

•	product safety, testing, labeling and storage;

•	record keeping procedures;

•	product marketing, sales and distribution; and

•	post-marketing surveillance, complaint handling, medical device reporting, reporting of deaths, serious injuries or device malfunctions and repair or recall of products.

Pre-Marketing Regulation by the U.S. FDA

Medical Device Classification

As described above, we expect that AC5 will be classified as a medical device because it does not depend on a body for metabolic or chemical activity. The FDA classifies medical devices into one of the following three classes on the basis of the amount of risk associated with the medical device and the controls deemed necessary to reasonably ensure their safety and effectiveness:

•	Class I, requiring general controls, including labeling, device listing, reporting and, for some products, adherence to good manufacturing practices through the FDA’s quality system regulations and pre-market notification;

•	Class II, requiring general controls and special controls, which may include performance standards and post-market surveillance; or

•	Class III, requiring general controls and approval of a premarket approval application (“PMA”), which may include post-approval conditions and post-market surveillance.

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Class III devices are those that are deemed by the FDA to pose the greatest risks, such as life-sustaining, life-supporting or implantable devices, or that have a new intended use, or use advanced technology that is not substantially equivalent to that of a legally marketed device. As a result of the intended use of AC5 and the novel technology on which is it based, we anticipate that it will be classified as a Class III medical device by the FDA.

PMA Approval Process

A PMA must be submitted to the FDA if a device cannot be cleared through another approval process or is not otherwise exempt from the FDA’s premarket clearance and approval requirements, and is required for most Class III medical devices. A PMA must generally be supported by extensive data, including without limitation technical, preclinical, clinical trial, manufacturing and labeling data, to demonstrate to the FDA’s satisfaction the safety and efficacy of the device for its intended use. During the review period, the FDA will typically request additional information or clarification of the information previously provided. Also, an advisory panel of experts from outside the FDA may be convened to review and evaluate the PMA and provide recommendations to the FDA as to the approvability of the device, although the FDA may or may not accept the panel’s recommendation. In addition, the FDA will generally conduct a pre-approval inspection of the manufacturing facility or facilities involved with producing the device to ensure compliance with the cGMP regulations. Upon approval of a PMA, the FDA may require that certain conditions of approval, such as conducting a post-market approval clinical trial, be met.

The PMA approval process can be lengthy and expensive and requires an applicant to demonstrate the safety and efficacy of the device based, in part, on data obtained from clinical trials, described below. The PMA process is estimated to take from one to three years or longer, from the time the PMA application is submitted to the FDA until an approval is obtained.

Further, if post-approval modifications are made that affect the safety or efficacy of the device, including, for example, certain types of modifications to the device’s indication for use, manufacturing process, labeling or design, then new PMAs or PMA supplements would be required. PMA supplements often require submission of the same type of information as a PMA, except that the supplement is typically limited to information needed to support the changes from the device covered by the original PMA and accordingly may not require as extensive clinical and other data.

We expect that we will need to obtain PMA approval in order to sell AC5 in the U.S., but we have not submitted to the FDA any PMA covering AC5 or commenced the required clinical trials. If we are able to conduct successful preclinical studies and submit a PMA, the FDA may not grant PMA approval of AC5 for the desired indications of use, on a timely basis, or at all. Our inability to achieve regulatory approval for AC5 in the U.S., a large market for hemostatic products, would materially adversely affect our ability to grow our business.

Clinical Trials

Obtaining PMA approval requires the completion of human clinical trials that produce successful results demonstrating the safety and efficacy of the product. Clinical trials for a Class III medical device typically require an application for an investigational device exemption (“IDE”), which would be approved in advance by the FDA for a specified number of patients and study sites. Human clinical trials are subject to extensive monitoring, recordkeeping and reporting requirements, and must be conducted under the oversight of an institutional review board (“IRB”) for the relevant clinical trial sites and comply with applicable FDA regulations, including those relating to good clinical practices (“GCP”).

Prior to conducting a clinical trial, we also would be required to obtain the patient’s informed consent in a form and substance that complies with both FDA requirements and state and federal privacy and human subject protection regulations. We, the FDA or the IRB could suspend a clinical trial at any time for various reasons, including a belief that the risks to the subjects of the trial outweigh the anticipated benefits. Even if a trial is completed, the results of clinical testing may not adequately demonstrate the safety and efficacy of the device or may otherwise not be sufficient to obtain FDA clearance or approval to market the product in the U.S.

We have not yet commenced any human clinical trials. We also have not yet commenced certain biocompatibility studies, described above under the heading “—Development and Commercialization Strategy—Regulatory—Biocompatibility Tests and Clinical Trials”, that are typically completed prior to commencing clinical trials. We will require significant additional funding and preparation before we are able to initiate the first clinical trial for AC5 and in order to complete all required trials to obtain marketing approval in the U.S.

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Pre-Marketing Regulation in the EU

Medical Device Classification

Similar to the U.S., the EU recognizes different class of medical devices. The EU recognizes Class I, Class IIa, Class IIb or Class III medical devices. Medical devices in the EU are classified into one of those classes on the basis of the amount of potential risk to the patient associated with the medical device. Classification involves rules found in the EU’s Medical Device Directive. Key questions of relevance include the degree of the device’s contact with the patient, invasiveness, active nature, and indications for use. The medical device classes recognized in the EU are as follows:

•	Class I, which are considered low risk devices, such as wheelchairs and stethoscopes, and require pre-market notification prior to placing the devices onto the EU market;

•	Class IIa, which are considered low-medium risk devices and require certification by a Notified Body;

•	Class IIb, which are considered medium-high risk devices and require certification by a Notified Body; and

•	Class III, which are considered high-risk devices and require certification by a Notified Body.

CE Mark Approval Process

The EU has adopted numerous directives and standards regulating the design, manufacture, clinical trials, labeling, and adverse event reporting for medical devices. Each EU member state has implemented legislation applying these directives and standards at a national level. Other countries outside of the EU have also voluntarily adopted laws and regulations that mirror those of the EU with respect to medical devices.

A CE mark is a symbol placed on a product that declares the product’s compliance with the essential requirements of applicable EU health, safety and environmental protection legislation. In order to receive a CE mark for a product candidate, a company must select a country in which to apply. Each country in the EU has one competent authority (“CA”) that implements the national regulations by interpreting the EU directives. The CA in each country also designates and regulates Notified Bodies, which are private commercial entities designated by the national government of a member state as being competent to make independent judgments about whether a device complies with applicable regulatory requirements. An assessment by a Notified Body in the selected country within the EU is required in order to commercially distribute the device. In addition, compliance with ISO 13485 issued by the International Organization for Standardization, among other standards, establishes the presumption of conformity with the essential requirements for CE marking. Certification to the ISO 13485 standard demonstrates the presence of a quality management system that can be used by a manufacturer for design and development, production, installation and servicing of medical devices and the design, development and provision of related services.

Devices that comply with the requirements of the laws of the selected member state applying the applicable EU directive are entitled to bear a CE mark and can be distributed throughout the member states of the EU, as well as in other countries that have mutual recognition agreements with the EU or have adopted the EU’s regulatory standards.

We have preliminarily selected Ireland as the country through which we will pursue a CE mark for AC5. The CA in that country has a strong record of compliance, a relatively rapid approval process, and is reputed to be trusted by the FDA. Our hope is that the selection of this country will prove helpful if and when we are able to attain a CE mark for AC5 and subsequently pursue approval with the FDA, by potentially permitting us to include data from the CE mark approval process in a PMA and/or IDE. Alternative countries have also been identified.

Clinical Trials

As with U.S. Class III medical device approval, EU Class III medical device approval requires the successful completion of human clinical trials. However, there are several key differences between the jurisdictions with respect to the approvals and processes. Obtaining a CE mark is not equivalent to obtaining FDA approval, in that a CE mark confirms the safety, but not the effectiveness, of a product. Furthermore, a CE mark affixed to a product serves as a declaration by the responsible party that the product conforms to applicable provisions and that relevant conformity assessment procedures have been completed with respect to the product. Accordingly, we anticipate that the required EU clinical trial(s) for AC5 will be smaller, faster, and less expensive than what we expect will be required for AC5 to obtain approvals in the U.S.

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Post-Approval Regulation

After a medical device obtains approval from the applicable regulatory agency and is launched in the market, numerous regulatory requirements continue to apply. Many of those requirements are similar in the U.S. and in member states of the EU, and include:

•	product listing and establishment registration;

•	requirements that manufacturers, including third-party manufacturers, follow stringent design, testing, control, documentation and other quality assurance procedures during all aspects of the design and manufacturing process;

•	labeling and other advertising regulations, including prohibitions against the promotion of products for uncleared, unapproved or off-label use or indication;

•	approval of product modifications that affect the safety or effectiveness of one of our approved devices;

•	post-approval restrictions or conditions, including post-approval study commitments;

•	post-market surveillance regulations, which apply, when necessary, to protect the public health or to provide additional safety and effectiveness data for the device;

•	the recall authority of the applicable government agency and regulations pertaining to voluntary recalls; and

•	reporting requirements, including reports of incidents in which a products may have caused or contributed to a death or serious injury or in which a product malfunctioned, and notices of corrections or removals.

Failure by us or by our third-party manufacturers and other suppliers to comply with applicable regulatory requirements could result in enforcement action by various regulatory authorities, which may result in monetary fines, the imposition of operating restrictions, product recalls, criminal prosecution or other sanctions.

Regulation by Other Foreign Agencies

International sales of medical devices are subject to government regulations in each country in which the device is marketed and sold, which vary substantially from country to country. The time required to obtain approval by a foreign country may be longer or shorter than that required for FDA or CE mark clearance or approval, and the requirements may substantially differ.

Other Governmental Regulations and Environmental Matters

We are or may become subject to various laws and regulations regarding laboratory practices and the use of animals in testing, as well as environmental laws and regulations governing, among other things, any use and disposal by us of hazardous or potentially hazardous substances in connection with our research. At this time, costs attributable to environmental compliance are not currently material. In each of these areas, applicable U.S. and foreign government agencies have broad regulatory and enforcement powers, including, among other things, the ability to levy fines and civil penalties, suspend or delay issuance of approvals, seize or recall products, and withdraw approvals, any one or more of which could have a material adverse effect on our business. Additionally, if we are able to successfully obtain approvals for and commercialize our product candidates, then we and our products may become subject to various federal, state and local laws targeting fraud, abuse, privacy and security in the healthcare industry.

Intellectual Property

We are focused on the development of self-assembling compositions, particularly self-assembling peptide compositions, and methods of making and using such compositions in medical and non-medical applications. Suitable applications of these compositions include limiting or preventing the movement of bodily fluids and contaminants within or on the human body, preventing adhesions, treatment of leaky or damaged tight junctions, and reinforcement of weak or damages vessels, such as aneurysms. Our strategy to date has been to develop an intellectual property portfolio in high-value jurisdictions with a track record of upholding intellectual property rights.

We have filed 10 patent applications for self-assembling peptides and methods of use thereof in 5 jurisdictions, all of which are pending. We have also entered into a license agreement with MIT pursuant to which we have been granted exclusive rights under one portfolio of patents and non-exclusive rights under another portfolio of patents. The portfolio exclusively licensed from MIT includes one issued patent in one jurisdiction that expires in 2026, and 18 pending patent applications in 10 jurisdictions. The portfolio non-exclusively licensed from MIT includes 11 issued patents in eight jurisdictions that expire between 2016 and 2026, and six pending patent applications in four jurisdictions.

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Our license agreement with MIT imposes certain diligence, capital raising, and other obligations on us, including obligations to raise certain amounts of capital by specific dates. Additionally, we are responsible for all patent prosecution and maintenance fees under that agreement. Our breach of any material terms of our license agreement with MIT could permit the counterparty to terminate the agreement, which could result in our loss of some or all of our rights to use certain intellectual property that is material to our business and our lead product candidate. Our loss of any of the rights granted to us under our license agreement with MIT could materially harm our product development efforts and could cause our business to fail.

We also have been granted a non-exclusive sub-license of a patent assigned to MIT and in turn licensed by MIT to the sub-licensing third party, which patent is due to expire in 2014. The sub-license is a fully-paid and royalty-free and does not provide any outbound license grant to any ABS owned or exclusively licensed intellectual property. We presently do not anticipate any material impact on our business or operations resulting from the expected expiration of this patent in 2014.

We have pending trademark applications for AC5™, Crystal Clear Surgery™, NanoDrape™ and NanoBioBarrier™.

Employees

We presently have one full-time employee and three part-time employee, and make extensive use of third party contractors, consultants, and advisors to perform many of our present activities. We expect to increase the number of our employees significantly as we increase our operations.

Properties

We currently maintain our corporate office at One Broadway, 14th Floor, Cambridge, Massachusetts 02142 under a month-to-month property rental agreement, pursuant to which we are obligated to pay monthly rent of approximately $2,800. We currently do not own any real property. We believe our present offices are suitable for our current and planned near-term operations.

Legal Proceedings

We are not aware of any material pending legal proceedings to which we or our subsidiary is a party or of which any of our property is the subject.

RISK FACTORS

Investment in our common stock involves a high degree of risk. The risk factors described below summarize some of the material risks inherent in and affecting our business. You should carefully consider the following risk factors before making an investment decision. If any of the following risks and uncertainties actually occurs, our business, financial condition, and results of operations could be negatively impacted and you could lose all or part of your investment.

Risks Related to our Business

Both we and ABS have incurred significant losses since inception. We expect to continue to incur losses for the foreseeable future as we pursue our operations as a combined enterprise, and we may never generate revenue or achieve or maintain profitability.

We and ABS have incurred losses in each year since our inception and we expect that losses will continue to be incurred in the foreseeable future in the operation of our new business. Our net losses and ABS’s net losses were $36,611 and $576,911, respectively, for the year ended September 30, 2012, and $5,037 and $573,196 for the year ended September 30, 2011. As of March 31, 2013, we and ABS had a total deficit accumulated of $41,648 and $3,150,911, respectively. To date, we and ABS have financed our respective operations entirely through investments by founders and other investors, and we expect to continue to do so in the foreseeable future. ABS’s losses from its operations, which we are pursuing as of the closing of the Merger, have resulted principally from costs incurred in research and development programs and from general and administrative expenses, including significant costs associated with maintaining its intellectual property rights. ABS has devoted substantially all of its time, money and efforts to date to the advancement of its technology, and expects to continue to devote significant time, money and efforts to such activities going forward.

We expect to continue to incur significant expenses as we pursue ABS’s business plan, and we anticipate that those expenses and losses may increase in the foreseeable future as we seek to:

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•	develop our principal product candidate, AC5™;

•	conduct clinical trials relating to AC5 and any other product candidate we seek to develop;

•	attempt to gain regulatory approvals for any product candidate that successfully completes clinical trials;

•	invest in product and process development through contract manufacturing partners;

•	maintain, expand and protect our intellectual property portfolio;

•	seek to commercialize selected product candidates for which we may obtain regulatory approval;

•	hire additional regulatory, clinical, quality control, scientific and management consultants and personnel; and

•	add operational, financial, accounting, facilities engineering and information systems consultants and personnel, consistent with expanding our operations and becoming a public company as a result of the closing of the Merger.

To become and remain profitable, we must succeed in developing and eventually commercializing product candidates with significant market potential. This will require us to be successful in a range of challenging activities, including successfully completing preclinical testing and clinical trials of product candidates, obtaining regulatory approval for our product candidates and manufacturing, marketing and selling any products for which we may obtain regulatory approval. We are only in the preliminary stages of most of those activities. We may never succeed in those activities and may never generate revenues or achieve profitability. Even if we do generate revenues sufficient to achieve profitability, we may not be able to sustain or increase profitability. Our failure to generate revenues or become and remain profitable would impair our ability to raise capital, expand our business or continue our operations, all of which would depress the price of our common stock. A decline in the prices of our common stock could cause our stockholders to lose all or a part of their investment in the Company.

There is substantial doubt about our ability to continue as a going concern.

Neither we nor ABS has generated any revenue from operations since inception, and have each incurred substantial net losses to date. Further, our operating expenses will likely increase in the foreseeable future, as we seek to increase operations in our new field as a life sciences medical device company. Moreover, our and ABS’s combined cash position is vastly inadequate to support our business plans and substantial additional funding will be needed in order to pursue those plans, which include research and development of our primary product candidate, seeking regulatory approval for that product candidate, and pursuing its commercialization in the U.S., Europe and other markets. Those circumstances raise substantial doubt about our ability to continue as a going concern, and an explanatory paragraph to that effect has been included in the audited financial statements of ABS set forth in this Current Report on Form 8-K and in our audited financial statements for the year ended September 30, 2012, which are included in our Annual Report on Form 10-K for the annual period ended September 30, 2012 filed with the SEC on December 31, 2012.

We will need substantial additional funding and may be unable to raise capital when needed, which would force us to delay, reduce or eliminate our product development programs or commercialization efforts and could cause our business to fail.

We are a development stage company with no commercial products. Our primary product candidate is in the process of being developed, and will require significant additional clinical development and additional investment before it could potentially be commercialized. We anticipate that none of our product candidates will be commercially available for several years, if at all.

We currently believe that proceeds we expect to receive from current funding commitments will be sufficient to meet our anticipated cash requirements for the next 12 months. However, our plans may change and/or we may use our capital resources more rapidly than we currently anticipate. We presently expect that our expenses will increase in connection with our ongoing activities, particularly as we commence preclinical and clinical development for our lead product candidate, AC5, and that we will need to raise significant additional funds to continue operations. Our future capital requirements will depend on many factors, including:

•	the scope, progress and results of our research and preclinical development activities;

•	the scope, progress, results, costs, timing and outcomes of any clinical trials conducted for any of our product candidates;

•	the timing of entering into, and the terms of, any collaboration agreements with third parties relating to any of our product candidates;

•	the timing of and the costs involved in obtaining regulatory approvals for our product candidates;

•	the costs of operating, expanding and enhancing our operations to support our clinical activities and, if our product candidates are approved, commercialization activities;

•	the costs of maintaining, expanding and protecting our intellectual property portfolio, including potential litigation costs and liabilities;

•	revenues, if any, received from sales of our product candidates, if any are approved by the FDA or other applicable regulatory agencies; and

•	the costs of additional general and administrative personnel, including accounting and finance, legal and human resources employees.

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As a result of these and other factors, we expect that we will need substantial additional funding in the future. We would likely seek such funding through public or private securities offerings, incurrence of indebtedness, or some combination. We may also seek funding through collaborative arrangements if we determine them to be necessary or appropriate. Additional funding may not be available when needed on acceptable terms, or at all. If we obtain capital through collaborative arrangements, these arrangements could require us to relinquish rights to our technology or product candidates and could result in our receipt of only a portion of the revenues associated with the partnered product. If we raise capital through the sale of equity, or securities convertible into equity, it would result in dilution to our then existing stockholders, which could be significant depending on the price at which we may be able to sell our securities. If we raise additional capital through the incurrence of indebtedness, we would likely become subject to covenants restricting our business activities, and holders of debt instruments may have rights and privileges senior to those of our equity investors. In addition, servicing the interest and principal repayment obligations under debt facilities could divert funds that would otherwise be available to support research and development, clinical or commercialization activities.

If we are unable to obtain adequate financing on a timely basis or on acceptable terms in the future, we would likely be required to delay, reduce or eliminate one or more of our product development activities, which could cause our business to fail.

Our short operating history may hinder our ability to successfully meet our objectives.

We are a development stage company subject to the risks, uncertainties and difficulties frequently encountered by early-stage companies in evolving markets. Our operating subsidiary, ABS, commenced operations in 2006, and its operations to date have been primarily limited to organizing and staffing, developing and securing its technology and undertaking or funding preclinical studies of its lead product candidate. It has not demonstrated its ability to successfully complete large-scale, pivotal clinical trials, obtain regulatory approvals, manufacture a commercial scale product or arrange for a third party to do so on its behalf, or conduct sales and marketing activities necessary for successful product commercialization.

Following the completion of the Merger, we are pursuing ABS’s business plan, and the management of ABS presently serves as our management. Because of our and ABS’s limited operating histories, we have limited insight into trends that may emerge and affect our business, and errors may be made in developing an approach to address those trends and the other challenges faced by development stage companies. Failure to adequately do so could cause our business, results of operations and financial condition to suffer or fail. Further, our limited operating history may make it difficult for our stockholders to make any predictions about our likelihood of future success or viability.

If we are not able to attract and retain qualified management and scientific personnel, we may fail to develop our technologies and product candidates.

Our future success depends to a significant degree on the skills, experience and efforts of the principal members of our scientific and management personnel. These members include Dr. Terrence Norchi, MD, our President and CEO. The loss of Dr. Norchi or any of our other key personnel could harm our business and might significantly delay or prevent the achievement of research, development or business objectives. Further, our operation as a public company will require that we attract additional personnel to support the establishment of appropriate financial reporting and internal controls systems. Competition for personnel is intense. We may not be able to attract, retain and/or successfully integrate qualified scientific, financial and other management personnel, which could materially harm our business.

If we fails to properly manage any growth we may experience, our business could be adversely affected.

We anticipate increasing the scale of our operations as we seek to develop our product candidates, including hiring and training additional personnel and establishing appropriate systems for a company with larger operations. The management of any growth we may experience will depend, among other things, upon our ability to develop and improve our operational, financial and management controls, reporting systems and procedures. If we are unable to manage any growth effectively, our operations and financial condition could be adversely affected.

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Risks Related to the Development and Commercialization of our Product Candidates

Our current business plan is dependent on the success of one product candidate.

Our business is currently focused almost entirely on the development and commercialization of one product candidate, AC5. Our reliance on one primary product candidate means that, if we are not able to obtain regulatory approvals and market acceptance of that product, our chances for success will be significantly reduced. We are also less likely to withstand competitive pressures if any of our competitors develops and obtains regulatory approval or certification for a similar product faster than we can or that is otherwise more attractive to the market than AC5. Our current dependence on one product candidate increases the risk that our business will fail if our development efforts for that product candidate experience delays or other obstacles or are otherwise not successful.

Our principal product candidate is inherently risky because it is based on novel technologies.

We are subject to the risks of failure inherent in the development of products based on new technologies. The novel nature of AC5 creates significant challenges with respect to product development and optimization, manufacturing, government regulation and approval, third-party reimbursement and market acceptance. Our failure to overcome any one of those challenges could harm our operations and overall chances for success.

If the FDA or similar foreign agencies or intermediaries impose requirements or an alternative product classification more onerous than we anticipate, our business could be adversely affected.

The development plan for our initial product candidate is based on our anticipation of pursuing the medical device regulatory pathway. However, the FDA and other applicable foreign agencies will have authority to finally determine the regulatory route for our product candidates in their jurisdictions. If the FDA or similar foreign agencies or intermediaries deem our product to be a member of a category other than a medical device, such as a drug or biologic, or impose additional requirements on our pre-clinical and clinical development, financing needs would increase, the timeline for product approval would lengthen, the program complexity and resource requirements world increase, and the probability of successfully commercializing a product would decrease. Any or all of those circumstances would adversely affect our business.

If we are not able to secure and maintain relationships with third parties that are capable of conducting clinical trials on our product candidates, our product development efforts could be adversely impacted.

Our management has limited experience in conducting preclinical development activities and clinical trials. As a result, we will need to rely on research institutions and other third party clinical investigators to conduct our preclinical and clinical trials. If we are unable to reach agreement with qualified research institutions and clinical investigators on acceptable terms, or if any resulting agreement is terminated prior to the completion of our clinical trials, then our product development efforts could be materially delayed or otherwise harmed. Further, our reliance on third parties to conduct our clinical trials will provide us with less control over the timing and cost of those trials and the ability to recruit suitable subjects to participate in the trials. Moreover, the U.S FDA and other regulatory authorities require that we to comply with standards, commonly referred to as good clinical practices, or “GCP”, for conducting, recording and reporting the results of our preclinical development activities and our clinical trials, to assure that data and reported results are credible and accurate and that the rights, safety and confidentiality of trial participants are protected. Additionally, we and any third party contractor performing preclinical and clinical studies are subject to regulations governing the treatment of human and animal subjects in performing those studies. Our reliance on third parties that we do not control does not relieve us of those responsibilities and requirements. If those third parties do not successfully carry out their contractual duties, meet expected deadlines or conduct our preclinical development activities or clinical trials in accordance with regulatory requirements or stated protocols, we may not be able to obtain, or may be delayed in obtaining, regulatory approvals for our product candidates and will not be able to, or may be delayed in our efforts to, successfully commercialize our product candidates. Any of those circumstances would materially harm our business and prospects.

Any clinical trials that are conducted on our product candidates may fail.

Clinical trials are lengthy, complex and extremely expensive processes with uncertain expenditures and results and frequent failures. Any clinical trials that are commenced for one of our product candidates could be delayed, limited or fail for a number of reasons, including if:

•	the FDA or other regulatory authorities do not grant permission to proceed or places a trial on clinical hold due to safety concerns or other reasons;

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•	sufficient suitable subjects do not enroll or remain in our trials;

•	we fail to produce necessary amounts of product candidate;

•	subjects experience an unacceptable rate of efficacy of the product candidate;

•	subjects experience an unacceptable rate or severity of adverse side effects, demonstrating a lack of safety of the product candidate;

•	any portion of the trial or related studies produces negative or inconclusive results or other adverse events;

•	reports from preclinical or clinical testing on similar technologies and products raise safety and/or efficacy concerns;

•	third-party clinical investigators lose their licenses or permits necessary to perform our clinical trials, do not perform their clinical trials on their anticipated schedule or consistent with the clinical trial protocol, GCP or regulatory requirements, or other third parties do not perform data collection and analysis in a timely or accurate manner;

•	inspections of clinical trial sites by the FDA or Institutional Review Boards (“IRBs”) or other applicable regulatory authorities find violations that require us to undertake corrective action, suspend or terminate one or more testing sites, or prohibit us from using some or all of the data in support of our marketing applications with the FDA or other applicable agencies;

•	manufacturing facilities of our third party manufacturers are ordered by the FDA or other government or regulatory authorities to temporarily or permanently shut down due to violations of cGMP or other applicable requirements;

•	third-party contractors become debarred or suspended or otherwise penalized by FDA or other government or regulatory authorities for violations of regulatory requirements;

•	the FDA or other regulatory authorities impose requirements on the design, structure or other features of the clinical trials for our product candidates that we and/or its third party contractors are unable to satisfy;

•	one or more IRBs refuses to approve, suspends or terminates a trial at an investigational site, precludes enrollment of additional subjects, or withdraws its approval of the trial;

•	the FDA or other regulatory authorities seek the advice of an advisory committee of physician and patient representatives that may view the risks of our product candidates as outweighing the benefits;

•	the FDA or other regulatory authorities require us to expand the size and scope of the clinical trials, which we may not be able to do; or

•	the FDA or other regulatory authorities impose prohibitive post-marketing restrictions on any of our product candidates that attains regulatory approval.

Any delay or failure of one or more of our clinical trials may occur at any stage of testing. Any such delay could cause our development costs to materially increase, and any such failure could significantly impair our business plans, which would materially harm our financial condition and operations.

We cannot market and sell any product candidate in the U.S. or in any other country or region if we fail to obtain the necessary regulatory approvals or certifications from applicable government agencies.

We cannot sell our product candidates in any country until regulatory agencies grant marketing approval or other required certifications. The process of obtaining such approval is lengthy, expensive and uncertain. If we are able to obtain such approvals for our lead product candidate or any other product candidate we may pursue, which we may never be able to do, it would likely be a process that takes many years to achieve.

To obtain marketing approvals in the U.S. for our product candidates, we must, among other requirements, complete carefully controlled and well-designed clinical trials sufficient to demonstrate to the FDA that the product candidate is safe and effective for each indication for which we seek approval. As described above, many factors could cause those trials to be delayed or to fail.

We believe that the pathway to marketing approval for our lead product candidate will likely require the FDA’s approval of a PMA for the product, which likely will be classified as a Class III medical device and is based on novel technologies. This approval pathway can be lengthy and expensive, and is estimated to take from one to three years or longer from the time the PMA application is submitted to the FDA until an approval is obtained, if an approval can be obtained at all.

Similarly, to obtain approval to market our product candidates outside of the U.S., we will need to submit clinical data concerning our product candidates and receive marketing approval or other required certifications from governmental agencies in those countries, which in certain countries includes approval of the price we intend to charge for a product. In order to obtain the certification needed to market our lead product candidate in the EU, we believe that we will need to obtain a CE mark for the product, which entails scrutiny by applicable regulatory agencies and bears some similarity to the PMA process, as well as completion of at least one successful clinical trial.

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We may encounter delays or rejections if changes occur in regulatory agency policies, if difficulties arise within regulatory or related agencies such as, for instance, any delays in their review time, or if reports from preclinical and clinical testing on similar technology or products raise safety and/or efficacy concerns during the period in which we develop a product candidate or during the period required for review of any application for marketing approval or certification.

Any difficulties we encounter during the approval or certification process for any of our product candidates would have a substantial adverse impact on our operations and financial condition and could cause our business to fail.

Any product for which we obtain required regulatory approvals could be subject to post-approval regulation, and we may be subject to penalties if we fail to comply with such post-approval requirements.

Any product for which we are able to obtain marketing approval or other required certifications, along with approval of the manufacturing processes, post-approval clinical data, labeling, advertising and promotional activities for such product, will be subject to continual requirements of and review by the FDA and comparable foreign regulatory authorities, including through periodic inspections. These requirements include, without limitation, submissions of safety and other post-marketing information and reports, registration requirements, cGMP requirements relating to quality control, quality assurance and corresponding maintenance of records and documents. Maintaining compliance with any such regulations that may be applicable to us in the future would require significant time, attention and expense. Even if marketing approval of a product is granted, the approval may be subject to limitations on the indicated uses for which the product may be marketed or other conditions of approval, or may contain requirements for costly and time consuming post-marketing approval testing and surveillance to monitor the safety or efficacy of the product. Discovery after approval of previously unknown problems with any approved product candidate or related manufacturing processes, or failure to comply with regulatory requirements, may result in consequences to us such as:

•	restrictions on the marketing or distribution of a product, including refusals to permit the import or export of products;

•	warning letters or untitled letters;

•	warning labels on the products;

•	withdrawal or recall of the products from the market;

•	refusal by the FDA or other regulatory agencies to approve pending applications or supplements to approved applications that we may submit;

•	suspension of any ongoing clinical trials;

•	fines, restitution or disgorgement of profits or revenue;

•	suspension or withdrawal of marketing approvals or certifications; or

•	civil or criminal penalties.

The occurrence of any such consequences if any of our product candidates achieves required regulatory marketing approvals or certifications in the future would materially adversely affect our business and operations.

Current or future legislation may make it more difficult and costly for us to obtain marketing approval or other certifications of our product candidates.

In 2007, the Food and Drug Administration Amendments Act of 2007 (the “FDAAA”) was adopted. This legislation grants significant powers to the FDA, many of which are aimed at assuring the safety of medical products after approval. For example, the FDAAA grants the FDA authority to impose post-approval clinical study requirements, require safety-related changes to product labeling and require the adoption of complex risk management plans. Pursuant to the FDAAA, the FDA may require that a new product be used only by physicians with specialized training, only in specified designated health care settings, or only in conjunction with special patient testing and monitoring. The legislation also included requirements for disclosing clinical study results to the public through a clinical study registry, and renewed requirements for conducting clinical studies to generate information on the use of products in pediatric patients. Under the FDAAA, companies that violate these laws are subject to substantial civil monetary penalties. The requirements and changes imposed by the FDAAA, or any other new legislation, regulations or policies that grant the FDA or other regulatory agencies additional authority that further complicates the process for obtaining marketing approval and/or further restricts or regulates post-marketing approval activities, could make it more difficult and more costly for us to obtain and maintain approval of any of our product candidates.

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Public perception of ethical and social issues may limit or discourage the type of research we conduct.

Our clinical trials will involve human subjects, and we and third parties with whom we contract also do research involving animal subjects. Governmental authorities could, for public health or other purposes, limit the use of human or animal research or prohibit the practice of our technology. Further, ethical and other concerns about our or our third party contractors’ methods, particularly the use of human subjects in clinical trials or the use of animal testing, could delay our research and preclinical and clinical trials, which would adversely affect our business and financial condition.

Use of third parties to manufacture our product candidates may increase the risk that clinical development and potential commercialization of our product candidates could be delayed, prevented or impaired.

We have limited personnel with experience in medical device development and manufacturing, do not own or operate manufacturing facilities, and generally lack the resources and the capabilities to manufacture any of our product candidates on a clinical or commercial scale. We currently intend to outsource all or most of the manufacturing and packaging of our preclinical and clinical product candidates and products to third parties. However, we do not currently have agreements with any third party manufacturers for the supply of any of our product candidates. There are a limited number of manufacturers that operate under cGMP regulations and that are capable of and willing to manufacture our product candidates utilizing the manufacturing methods that are required to produce our lead product candidate, and our product candidates will compete with other product candidates for access to qualified manufacturing facilities. In the near term, if we have difficulty locating third party manufacturers to develop our product candidates for clinical work, then our product development programs will experience delays and otherwise suffer. We may also be unable to enter into agreements for the commercial supply of products with third party manufacturers in the future, or may be unable to do so when needed or on acceptable terms. Any such results could materially harm our business.

Reliance on third party manufacturers entails risks to our business, including:

•	the failure of the third party to maintain regulatory compliance, quality assurance, and general expertise in advanced manufacturing techniques and processes that may be necessary for the manufacture of our product candidates;

•	limitations on supply availability resulting from capacity and scheduling constraints of the third parties;

•	failure of the third party manufacturers to meet the demand for the product candidate, either from future customers or for clinical trial needs;

•	the possible breach of the manufacturing agreement by the third party; and

•	the possible termination or non-renewal of the agreement by the third party at a time that is costly or inconvenient for us.

The failure of any of our contract manufacturers to maintain high manufacturing standards could result in harm to clinical trial participants or patients using products. Such failure could also result in product liability claims, product recalls, product seizures or withdrawals, delays or failures in testing or delivery, cost overruns or other problems that could seriously harm our business or profitability. Further, our contract manufacturers will be required to adhere to FDA and other applicable regulations relating to manufacturing practices. Those regulations cover all aspects of the manufacturing, testing, quality control and recordkeeping relating to our product candidates and any products that we may commercialize in the future. The failure of our third party manufacturers to comply with applicable regulations could result in sanctions being imposed on us, including fines, injunctions, civil penalties, failure of regulatory authorities to grant marketing approval or other required certifications of our product candidates, delays, suspension or withdrawal of approvals, license revocation, seizures or recalls of product candidates or products, operating restrictions and criminal prosecutions, any of which could significantly and adversely affect our business, financial condition and operations.

Materials necessary to manufacture our product candidates may not be available on commercially reasonable terms, or at all, which may delay or otherwise hinder the development and commercialization of those product candidates.

We will rely on the manufacturers of our product candidates to purchase from third party suppliers the materials necessary to produce the compounds for preclinical and clinical studies, and may rely on those other manufacturers for commercial distribution if we obtain marketing approval or other required certifications for any of our product candidates. The materials to produce our products may not be available when needed or on commercially reasonable terms, and the prices for such materials may be susceptible to fluctuations. We do not have any control over the process or timing of the acquisition of these materials by our manufacturers. Moreover, we currently do not have any agreements for the commercial production of any of these materials. If these materials cannot be obtained for our preclinical and clinical studies, product testing and potential regulatory approval of our product candidates would be delayed, which would significantly impact our ability to develop our product candidates and materially adversely affect our ability to meet our objectives and obtain operations success.

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We may not be successful in maintaining or establishing collaborations, which could adversely affect our ability to develop and, if required regulatory approvals are obtained, commercialize, our product candidates.

We are collaborating with physicians, patient advocacy groups, foundations and government agencies to assist with the development of our product candidates. If required regulatory approvals are obtained for any of our product candidates, then we may consider entering into selective collaboration arrangements with leading pharmaceutical or biotechnology companies and/or seek to establish strategic partnerships with marketing partners for the sale, marketing and distribution of our products within or outside of the U.S. If we elect to seek collaborators in the future but are unable to reach agreements with suitable collaborators, then we may fail to meet our business objectives for the affected product or program. Moreover, collaboration arrangements are complex and time consuming to negotiate, document and implement, and we may not be successful in our efforts, if any, to establish and implement collaborations or other alternative arrangements. The terms of any collaborations or other arrangements that we establish may not be favorable to us, and the success of any such collaborations will depend heavily on the efforts and activities of our collaborators. Any failure to engage successful collaborators could cause delays in our product development and/or commercialization efforts, which could harm our financial condition and operational results.

We compete with other pharmaceutical and medical device companies, including companies that may develop products that make our product candidates less attractive or obsolete.

The medical device, pharmaceutical and biotechnology industries are highly competitive. If our product candidates become available for commercial sale, we will compete in that competitive marketplace. There are several products on the market or in development that could be competitors with our lead current product candidate. While our management, which is familiar with these other products, believes that our lead product candidate could be safer and possibly more effective than those competitors, those beliefs may turn out to be wrong. Further, most of our competitors have greater resources or capabilities and greater experience in the development, approval and commercialization of medical devices or other products than we do. We may not be able to compete successfully against them. We also compete for funding with other companies in our industry that are focused on discovering and developing novel improvements in surgical bleeding prevention.

We anticipate that competition in our industry will increase. In addition, the healthcare industry is characterized by rapid technological change, resulting in new product introductions and other technological advancements. Our competitors may develop and market products that render our lead product candidate or any future product non-competitive or otherwise obsolete. Any such circumstances could cause our operations to suffer.

If we fail to generate market acceptance of our product candidates and establish programs to educate and train surgeons as to the distinctive characteristics of our product candidates, we will not be able to generate revenues on those product candidates.

Acceptance in the marketplace of our lead product candidate depends in part on our and our third party contractors’ ability to establish programs for the training of surgeons in the proper usage of that product candidate, which will require significant expenditure of resources. Convincing surgeons to dedicate the time and energy necessary to properly train to use new products and techniques is challenging, and we may not be successful in those efforts. If surgeons are not properly trained, they may ineffectively use our product candidates. Such misuse could result in unsatisfactory patient outcomes, patient injury, negative publicity or lawsuits against us. Accordingly, even if our product candidates are superior to alternative treatments, our success will depend on our ability to gain and maintain market acceptance for those product candidates among certain select groups of the population that will use those products. If we fail to do so, we will not be able to generate revenue from product sales and our business, financial condition and results of operations will be adversely affected.

We face uncertainty related to pricing, reimbursement and healthcare reform, which could reduce our potential revenues.

If our product candidates are approved for commercialization, any sales will depend in part on the availability of coverage and reimbursement from third-party payors such as government insurance programs, including Medicare and Medicaid, private health insurers, health maintenance organizations and other healthcare related organizations. If our product candidates are approved for commercialization, pricing and reimbursement may be uncertain. Both the federal and state governments in the U.S. and foreign governments continue to propose and pass new legislation affecting coverage and reimbursement policies, which are designed to contain or reduce the cost of healthcare. Further, federal and state proposals and healthcare reforms could limit the prices that can be charged for the product candidates that we may develop and may further limit our commercial opportunity. Adoption of our product candidates by the medical community may be limited if doctors and hospitals do not receive adequate partial or full reimbursement for use of our products, if any are commercialized. As a result, any denial of private or government payor coverage or inadequate reimbursement for procedures performed using our products, if any are commercialized, could harm our business and reduce our prospects for generating revenue.

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In addition, the U.S. Congress recently adopted legislation regarding health insurance. As a result of this new legislation, substantial changes could be made to the current system for paying for healthcare in the U.S., including modifications to the existing system of private payors and government programs, such as Medicare, Medicaid and State Children’s Health Insurance Program, creation of a government-sponsored healthcare insurance source, or some combination of those, as well as other changes. Restructuring the coverage of medical care in the U.S. could impact the reimbursement for medical devices such as our product candidates. If reimbursement for our approved product candidates, if any, is substantially less than we expect, or rebate obligations associated with them are substantially increased, our business could be materially and adversely impacted.

The use of our product candidates in human subjects may expose us to product liability claims, and we may not be able to obtain adequate insurance or otherwise defend against any such claims.

We face an inherent risk of product liability claims and do not currently have product liability insurance coverage. We will need to obtain insurance coverage if and when we begin clinical trials and commercialization of any of our product candidates. We may not be able to obtain or maintain product liability insurance on acceptable terms with adequate coverage. If claims against us exceed any applicable insurance coverage we may obtain, then our business could be adversely impacted. Regardless of whether we would be ultimately successful in any product liability litigation, such litigation could consume substantial amounts of our financial and managerial resources, which could significantly harm our business.

Risks Related to our Intellectual Property

If we are unable to obtain and maintain protection for our intellectual property rights, the value of our technology and products will be adversely affected.

Our success will depend in large part on our ability to obtain and maintain protection in the U.S. and other countries for the intellectual property rights covering or incorporated into our technology and products. The patent situation in the field of medical devices generally is highly uncertain and involves complex legal, technical, scientific and factual questions. We may not be able to obtain and maintain patent protection relating to our technology or products. Even if issued, patents issued or licensed to us may be challenged, narrowed, invalidated, held to be unenforceable or circumvented, or determined not to cover our product candidates or our competitors’ products, which could limit our ability to stop competitors from marketing identical or similar products. Further, we cannot be certain that we were the first to make the inventions claimed in the patents we own or license, or that protection of the inventions set forth in those patents was the first to be filed in the U.S. Third parties that have filed patents or patent applications covering similar technologies or processes may challenge our claim of sole right to use the intellectual property rights covered by the patents we own or exclusively license. Moreover, changes in applicable intellectual property laws or interpretations thereof in the U.S. and other countries may diminish the value of our intellectual property rights or narrow the scope of our patent protection. Any failure to obtain or maintain adequate protection for the intellectual property rights we use would materially harm our business, product development programs and prospects.

In addition, our proprietary information, trade secrets and know-how are important components of our intellectual property rights. We seek to protect our proprietary information, trade secrets, know-how and confidential information, in part, with confidentiality agreements with our employees, corporate partners, outside scientific collaborators, sponsored researchers, consultants and other advisors. We also have confidentiality and invention or patent assignment agreements with our employees and certain consultants and advisors. If our employees or consultants breach those agreements, we may not have adequate remedies for any of those breaches. In addition, our proprietary information, trade secrets and know-how may otherwise become known to or be independently developed by others. Enforcing a claim that a party illegally obtained and is using our proprietary information, trade secrets and know-how is difficult, expensive and time consuming, and the outcome is unpredictable. In addition, courts outside the U.S. may be less willing to protect trade secrets. Costly and time consuming litigation could be necessary to seek to enforce and determine the scope of our intellectual property rights, and failure to obtain or maintain protection thereof could adversely affect our competitive business position and results of operations.

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If we lose certain intellectual property rights owned by third parties and licensed to us, our business could be materially harmed.

We have entered into certain in-license agreements with MIT and with certain other third parties, and may seek to enter into additional in-license agreements relating to other intellectual property rights in the future. To the extent we and our product candidates rely heavily on any such in-licensed intellectual property, we are subject to our and the counterparty’s compliance with the terms of such agreements in order to maintain those rights. Presently, we, our lead product candidate and our business plans are dependent on the patent and other intellectual property rights that are licensed to us under our license agreement with MIT. Although that agreement has a durational term through the life of the licensed patents, it also imposes certain diligence, capital raising, and other obligations on us, our breach of which could permit the counterparty to terminate the agreement. Further, we are responsible for all patent prosecution and maintenance fees under that agreement, and a failure to pay such fees on a timely basis could also entitle the counterparty to terminate the agreement. Any failure by us to satisfy our obligations under our license agreement with MIT or any other dispute or other issue relating to that agreement could cause us to lose some or all of our rights to use certain intellectual property that is material to our business and our lead product candidate, which would materially harm our product development efforts and could cause our business to fail.

If we infringe or are alleged to infringe the intellectual property rights of third parties, our business and financial condition could suffer.

Our research, development and commercialization activities, as well as any product candidates or products resulting from those activities, may infringe or be accused of infringing a patent or other intellectual property under which we do not hold a license or other rights. Third parties may own or control those patents or other rights in the U.S. or abroad. The third parties that own or control those intellectual property rights could bring claims against us that would cause us to incur substantial time, expense, and diversion of management attention. If a patent or other intellectual property infringement suit were brought against us, we could be forced to stop or delay research, development, manufacturing or sales, if any, of the applicable product or product candidate that is the subject of the suit. In order to avoid or settle potential claims with respect to any of the patent or other intellectual property rights of third parties, we may choose or be required to seek a license from a third party and be required to pay license fees or royalties or both. Any such license may not be available on acceptable terms, or at all. Even if we or our future collaborators were able to obtain a license, the rights granted to us could be non-exclusive, which could result in our competitors gaining access to the same intellectual property rights and materially negatively affecting the commercialization potential of our planned products. Ultimately, we could be prevented from commercializing one or more product candidates, or be forced to cease some aspects of our business operations, if, as a result of actual or threatened infringement claims, we are unable to enter into licenses on acceptable terms or at all or otherwise settle such claims. Further, if any such claims were successful against us, we could be forced to pay substantial damages. Any of those results could significantly harm our business, prospects and operations.

Risks Related to the Merger and our Common Stock

The Company may have material liabilities that are not discovered until after the closing of the Merger.

The Company may have material liabilities that are not discovered until after the consummation of the Merger. We could experience losses as a result of any such undisclosed liabilities that are discovered following the Merger, which could materially harm our business and financial condition. Although the Merger Agreement contains customary representations and warranties from the Company concerning its assets, liabilities, financial condition and affairs, there may be limited or no recourse against the Company’s current owners or principals in the event those prove to be untrue. As a result, the stockholders of the Company following the closing of the Merger will bear some of the risks relating to any such unknown or undisclosed liabilities.

Certain of our directors and officers own a significant percentage of our capital stock as a result of the Merger and are able to exercise significant influence over the Company.

Certain of our executive officers and directors own a significant percentage of our outstanding capital stock following the closing of the Merger. As described under the heading “The Merger and Related Transactions—Post-Merger Company Ownership” under Item 2.01 of this Current Report on Form 8-K, as of immediately following the Merger, Dr. Terrence W. Norchi, our President, Chief Executive Officer and a director, and Dr. Avtar Dhillon, the Chairman of our Board of Directors, collectively hold or control over 25% of our outstanding shares of common stock. Accordingly, these members of our Board of Directors and management team have substantial voting power to approve matters requiring stockholder approval, including without limitation the election of directors in the future, and have significant influence over our affairs. This concentration of ownership could have the effect of delaying or preventing a change in control of the Company after the Merger.

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There is not now, and there may not ever be, an active market for our common stock, which trades in the over-the-counter market in low volumes and at volatile prices.

There currently is a limited market for our common stock. Although our common stock is quoted on the OTC Bulletin Board (“OTCBB”), an over-the-counter quotation system, trading of our common stock is extremely limited and sporadic and generally at very low volumes. Further, the price at which our common stock may trade is volatile and we expect that it will continue to fluctuate significantly in response to various factors, many of which are beyond our control. The stock market in general, and securities of small-cap companies driven by novel technologies in particular, has experienced extreme price and volume fluctuations in recent years. Continued market fluctuations could result in further volatility in the price at which our common stock may trade, which could cause its value to decline. To the extent we seek to raise capital in the future through the issuance of equity, those efforts could be limited or hindered by low and/or volatile market prices for our common stock.

We do not now, and are not expected to in the foreseeable future, meet the initial listing standards of the Nasdaq Stock Market or any other national securities exchange. We presently anticipate that our common stock will continue to be quoted on the OTCBB or another over-the-counter quotation system. In those venues, our stockholders may find it difficult to obtain accurate quotations as to the market value of their shares of our common stock, and may find few buyers to purchase their stock and few market makers to support its price.

A more active market for our common stock may never develop. As a result, investors must bear the economic risk of holding their shares of our common stock for an indefinite period of time.

Our common stock is a “penny stock.”

The SEC has adopted regulations that generally define “penny stock” as an equity security that has a market price of less than $5.00 per share, subject to specific exemptions. The market price of our common stock is, and is expected to continue to be in the near term, less than $5.00 per share and is therefore a “penny stock.” Brokers and dealers effecting transactions in “penny stock” must disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. Those rules may restrict the ability of brokers or dealers to sell our common stock and may affect the ability of our stockholders to sell their shares of our common stock. In addition, if our common stock continues to be quoted on the OTCBB as we expect, then our stockholders may find it difficult to obtain accurate quotations for our stock, and may find few buyers to purchase our stock and few market makers to support its price.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that, in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA has indicated its belief that there is a high probability that speculative low priced securities will not be suitable for at least some customers. These FINRA requirements make it more difficult for broker-dealers to recommend that at least some of their customers buy our common stock, which may limit the ability of our stockholders to buy and sell our common stock and could have an adverse effect on the market for our shares.

There may be additional risks because the business of ABS is going public by means of a reverse merger transaction.

Additional risks may exist because the business of ABS is becoming a public company through a “reverse merger” transaction. Securities analysts of major brokerage firms may not provide coverage of the Company following the Merger because there may be little incentive to brokerage firms to recommend the purchase of our common stock. There may also be increased scrutiny by the SEC and other government agencies and holders of our securities prior to the Merger due to the nature of the transaction, as there has been increased focus on transactions such as the Merger in recent years. Further, since the Company existed as a “shell company” under applicable rules of the SEC up until the closing of the Merger on June 26, 2013, there will be certain restrictions and limitations on the Company going forward relating to any potential future issuances of additional securities to raise funding and compliance with applicable SEC rules and regulations.

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The elimination of monetary liability against our directors and officers under Nevada law and the existence of indemnification rights held by our directors, officers and employees may result in substantial expenditures by the Company and may discourage lawsuits against our directors, officers and employees.

Our Articles of Incorporation eliminates the personal liability of our directors and officers to our Company and our stockholders for damages for breach of fiduciary duty as a director or officer to the extent permissible under Nevada law. Further, our amended and restated bylaws provide that we are obligated to indemnify any of our directors or officers to the fullest extent authorized by the Nevada law and, subject to certain conditions, advance the expenses incurred by any director or officer or director in defending any action, suit or proceeding prior to its final disposition. Those indemnification obligations could result in the Company incurring substantial expenditures to cover the cost of settlement or damage awards against our directors or officers, which we may be unable to recoup. These provisions and resultant costs may also discourage us from bringing a lawsuit against any of our current or former directors or officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our stockholders against our directors and officers even though such actions, if successful, might otherwise benefit us or our stockholders.

We are subject to the reporting requirements of federal securities laws, compliance with which involves significant time, expense and expertise.

We are a public reporting company in the U.S., and, accordingly, are subject to the information and reporting requirements of the Exchange Act and other federal securities laws, including the obligations imposed by the Sarbanes-Oxley Act. The costs associated with preparing and filing annual, quarterly and current reports, proxy statements and other information with the SEC in the ordinary course, as well as preparing and filing audited financial statements, will cause our operational expenses to be higher than ABS’s operational expenses would have been if it remained privately held and did not effect the Merger.

Our present management team, which consists of ABS’s former management team, has never operated a publicly-traded company. It will be time consuming, difficult and costly for our management team to acquire expertise and experience in operating a public company, and to develop and implement the internal controls and reporting procedures required by Sarbanes-Oxley and other applicable securities laws. As described in our reports filed with the SEC, including Item 9A of our Annual Report on Form 10-K for the fiscal year ended September 30, 2012 and Part I, Item 4 of our Form 10-Q for the quarterly period ended March 31, 2013, we have identified material weaknesses in our internal controls and procedures relating to insufficient resources and personnel, the lack of a separate standing audit committee, our management team’s lack of formal training in this area, and insufficient segregation of duties on our internal team. As a result, we have concluded that our disclosure controls and procedures were not effective as of the end of the period covered by those reports. We will need to hire additional financial reporting, internal controls and other finance staff in order to develop and implement appropriate internal controls and reporting procedures as required by applicable securities regulations for public companies, which we may not be able to do on a timely basis or at all. Additionally, any of our efforts to improve our internal controls and design, implement and maintain an adequate system of internal controls will require that we expend significant resources. Moreover, even if we are able to hire and retain such additional personnel and are able implement other measures aimed at remediating the current and any future additional material weaknesses identified in our internal controls and procedures, we may nonetheless fail to remediate all weaknesses and fail to establish and/or maintain adequate internal controls and procedures.

Shares of our common stock that have not been registered under federal securities laws, regardless of whether such shares are restricted or unrestricted, are subject to resale restrictions imposed by Rule 144, including those set forth in Rule 144(i) which apply to a “shell company.” In addition, any shares of our common stock that are held by affiliates, including any received in a registered offering, will be subject to the resale restrictions of Rule 144(i).

Pursuant to Rule 144 (“Rule 144”) of the Securities Act of 1933, as amended (the “Securities Act”), a “shell company” is defined as a company that has no or nominal operations and either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets. As such, we may be deemed a “shell company” pursuant to Rule 144 prior to the closing of the Merger, and as such, sales of our securities pursuant to Rule 144 are not permitted until a period of at least 12 months has elapsed from the date on which this Current Report on Form 8-K, reflecting our status as a non-“shell company”, is filed with the SEC. Therefore, any restricted securities we sell in the future or issue to consultants or employees in consideration for services rendered or for any other purpose will have no liquidity until and unless such securities are registered under the Securities Act and/or until a year after the date of the filing of this Current Report on Form 8-K, provided that we and the selling stockholder are in compliance with the other requirements of Rule 144. As a result, it will be more difficult for us to raise funding to support our operations through the sale of debt or equity securities unless we agree to register such securities under the Securities Act, which could cause us to expend additional time and cash resources. Further, it may be more difficult for us to compensate our employees and consultants with our securities instead of cash. Our previous status as a “shell company” could also limit our use of our securities to pay for any acquisitions we may seek to pursue in the future (although none are currently planned), which could cause the value of our securities, if any, to decline in value or become worthless. In addition, any shares held by affiliates, including shares received in any registered offering, will be subject to the resale restrictions of Rule 144(i).

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We do not intend to pay cash dividends on our capital stock in the foreseeable future.

We have never declared or paid any dividends on our shares and do not anticipate paying any such dividends in the foreseeable future. Any future payment of cash dividends would depend on our financial condition, contractual restrictions, solvency tests imposed by applicable corporate laws, results of operations, anticipated cash requirements and other factors and will be at the discretion of the our Board of Directors. Our stockholders should not expect that we will ever pay cash or other dividends on our outstanding capital stock.

We are at risk of securities class action litigation that could result in substantial costs and divert management’s attention and resources.

In the past, securities class action litigation has been brought against companies following periods of volatility of its securities in the market place, particularly following a company’s initial public offering. Due to the volatility of our stock price, we could be the target of securities litigation in the future. Securities litigation could result in substantial costs and divert management’s attention and resources.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with ABS’s historical financial statements and the pro forma financial statements filed with this Current Report on Form 8-K. The following discussion and analysis contains forward-looking statements that involve risks and uncertainties, as described under the heading “Forward-Looking Statements” in this Current Report on Form 8-K. Actual results could differ materially from those projected in the forward-looking statements. For additional information regarding these risks and uncertainties, please see the disclosure under the heading “Risk Factors” elsewhere in this Current Report on Form 8-K.

Overview

Arch Therapeutics, Inc.

Arch Therapeutics, Inc. (the “Company”) was incorporated under the laws of State of Nevada on September 16, 2009 as Almah, Inc. On May 10, 2013, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Arch Biosurgery, Inc. (formerly known as Arch Therapeutics, Inc.), a Massachusetts corporation (“ABS”), and Arch Acquisition Corporation, the Company’s wholly owned subsidiary formed for the purpose of the transaction, pursuant to which Arch Acquisition Corporation merged with and into ABS and ABS thereby became the wholly owned subsidiary of the Company (the “Merger”). Upon the closing of the Merger, the Company has abandoned its prior business plan and is now pursuing the business and plan of operations of ABS. In contemplation of the Merger, effective May 24, 2013, the Company increased its authorized common stock from 75,000,000 shares to 300,000,000 shares and effected a forward stock split, by way of a stock dividend, of its issued and outstanding shares of common stock at a ratio of 11 shares to each one (1) issued and outstanding share, and effective June 5, 2013, the Company changed its name from Almah, Inc. to Arch Therapeutics, Inc. and changed the ticker symbol under which its common stock trades on the OTC Bulletin Board from “AACH” to “ARTH”. The Merger closed on June 26, 2013.

For a discussion and analysis of the Company’s financial condition and results of operations prior to the Merger, please refer to the information set forth under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as the related financial statements, in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2012 filed with the Securities and Exchange Commission (“SEC”) on December 31, 2012 and in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 filed with the SEC on May 20, 2013, which information and financial statements are incorporated herein by reference.

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ABS

Arch Biosurgery, Inc. (referred to in this discussion and analysis set forth below as “ABS”, “we”, “us”, or “our”) was incorporated under the laws of Commonwealth of Massachusetts on March 6, 2006 as Clear Nano Solutions, Inc. On April 7, 2008, we changed our name to Arch Therapeutics, Inc., and on August 28, 2009, we increased our authorized common stock, no par value, from 275,000 shares to 1,275,000 shares. Effective upon the closing of the Merger, we changed our name from Arch Therapeutics, Inc. to Arch Biosurgery, Inc.

All information relating to ABS set forth in this Current Report on Form 8-K, including the information in this discussion and analysis and the related financial statements filed herewith, is presented as of the years ended September 30 in all respects.

This discussion and analysis is a discussion of the financial condition and results of operations of ABS solely, and not of financial condition and results of operations of the Company.

ABS is a life science medical device company in the development stage with limited operations to date. We aim to develop products that make surgery and interventional care faster and safer by utilizing a novel approach to stop bleeding (referenced as “hemostasis”), control leaking (referenced as “sealant”), and provide other advantages during surgery and trauma care. Our core technology is based on a self-assembling peptide solution that creates a physical, mechanical barrier, which could be applied to bleeding organs or wounds to seal leaking blood and other fluids. We believe our technology could support an innovative platform of potential products in the field of stasis and barrier applications. Our first product candidate, AC5™, is designed to achieve hemostasis in minimally invasive and open surgical procedures, and we hope to develop other hemostatic or sealant product candidates in the future based on our self-assembling peptide technology platform. Our plan and business model is to develop products that apply that core technology to human bodily fluids and connective tissues.

Our primary product candidate, AC5, relies on this technology to achieve hemostasis during surgical procedures. AC5 is a biocompatible synthetic peptide comprising naturally occurring amino acids. When applied to a wound, AC5 intercalates into the interstices of the connective tissue where it self-assembles into a physical, mechanical nanoscale structure that provides a barrier to leaking substances, such as blood. The results of early data from preclinical animal tests have shown that AC5 achieves hemostasis quickly and effectively. AC5 can be directly applied as a liquid or sprayed, making it user-friendly and able to conform to irregular wound geometry, and is not sticky or glue-like, making it ideal for use in the setting of minimally invasive laparoscopic surgeries. Further, AC5 is transparent, which should make it easier for a surgeon or other healthcare provider to maintain a clear field of vision during a surgical procedure and prophylactically stop bleeding as it starts, which we call Crystal Clear Surgery™.

We have devoted much of our operations to date to the development of our core technology, including selecting our lead product composition, conducting initial safety and other related tests, generating scale-up, reproducibility and manufacturing methods, and developing and protecting the intellectual property rights underlying our technology platform.

Our long-term business plan includes the following goals:

•	conducting successful clinical trials on AC5;
•	obtaining regulatory approval or certification of AC5 in the European Union (the “EU”), the U.S., and other jurisdictions;
•	expanding our intellectual property portfolio;
•	developing appropriate third party relationships to manufacture, distribute, market and otherwise commercialize AC5; and
•	develop additional product candidates in the hemostatic and sealant field.

In furtherance of our long-term business goals, we expect to focus on the following activities during the remainder of calendar year 2013 and calendar year 2014:

•	conducting formal biocompatibility studies;
•	participating in EU and, subsequently, U.S. regulatory meetings;
•	preparing for initial clinical trials, including developing clinical trial protocols;
•	engaging a large scale manufacturing partner to produce cGMP product for clinical trials;
•	further developing and securing our intellectual property rights; and
•	commencing human clinical trials.

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Results of Operations

The following discussion of our results of operations should be read together with the financial statements included in this Current Report on Form 8-K. The period to period comparisons of our annual and interim results of operations that follow are not necessarily indicative of future results of ABS or the Company.

Six Months Ended March 31, 2013 and 2012

	March 31, 2013	March 31, 2012	Increase (Decrease)

Revenue	$-	$-	$-

Operating Expenses

General and Administrative	278,411	231,097	47,314

Research and Development	11,290	17,912	(6,622)

Loss from Operations	(289,701)	(249,009)	40,692

Other Income (Expense)	(88,193)	(75,006)	13,187

Net Income (Loss)	$(377,893)	$(324,015)	$53,879

Revenue

We did not generate any revenue in either of the six months ended March 31, 2013 or 2012.

General and Administrative Expense

We incurred general and administrative expense during the six months ended March 31, 2013 in the amount of $278,410, compared to general and administrative expense incurred during the six months ended March 31, 2012 in the amount of $231,097 (an increase of $47,313). Our general and administrative expenses during those periods primarily included legal fees, patent prosecution costs, payroll related expenses and office overhead. The increase in general and administrative expense period over period is primarily attributable to increased costs associated with patent prosecution and maintenance.

General and administrative expenses are generally expected to increase following the closing of the Merger as a result of plans to ramp up operations and requirements to comply with public company reporting obligations. We expect increased expenses related to plans to hire additional personnel and consultants and expected incurrence of additional legal fees.

Research and Development Expense

We incurred research and development expense during the six months ended March 31, 2013 in the amount of $11,290, compared to research and development expense incurred during the six months ended March 31, 2012 in the amount of $17,912 (a decrease of $6,622). Our research and development expenses primarily relate to our activities to develop our primary product candidate, and are comprised mostly of payroll related expenses. The decrease in research and development expense between periods is primarily attributable to reduction in payroll related expenses.

Research and development expenses are expected to increase following the closing of the Merger as a result of plans to pursue additional preclinical and clinical studies and otherwise relating to development of ABS’s primary product candidate.

Other Income (Expense)

We incurred total other expenses during the six months ended March 31, 2013 in the amount of $88,193, compared to total other expenses incurred during the six months ended March 31, 2012 in the amount of $75,006 (an increase of $13,187). Other expenses during those periods were primarily interest accrued on debt. The increase in other expense between periods is attributable to additional interest associated with increased amounts of outstanding debt.

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Years Ended September 30, 2012 and 2011

	September 30, 2012	September 30, 2011	Increase (Decrease)

Revenue	$-	$-	$-

Operating Expenses

General and Administrative	333,503	362,096	(28,593)

Research and Development	87,021	122,738	(35,717)

Loss from Operations	(420,524)	(484,834)	(64,310)

Other Income (Expense)	(156,387)	(88,362)	68,025

Net Income (Loss)	$(576,911)	$(573,196)	$3,715

Revenue

We did not generate any revenue in either of the years ended September 30, 2012 or 2011.

General and Administrative Expense

We incurred general and administrative expense during the year ended September 30, 2012 in the amount of $333,503, compared to general and administrative expense incurred during the year ended September 30, 2011 in the amount of $362,096 (a decrease of $28,593). Our general and administrative expenses during those periods primarily included legal fees, patent prosecution costs, payroll related expenses, license maintenance fees, professional fees and office overhead. The decrease in general and administrative expense between periods is primarily attributable to reduction in payroll related expenses.

General and administrative expenses are generally expected to increase following the closing of the Merger as a result of plans to ramp up operations and requirements to comply with public company reporting obligations. We expect increased expenses related to plans to hire additional personnel and consultants and expected incurrence of additional legal fees.

Research and Development Expense

We incurred research and development expense during the year ended September 30, 2012 in the amount of $87,021, compared to research and development expense incurred during the year ended September 30, 2011 in the amount of $122,738 (a decrease of $35,717). Our research and development expenses primarily relate to our activities to develop our primary product candidate, and are comprised of payroll related expenses, advisor fees and cost of materials. The decrease in research and development expense between periods is primarily attributable to reduction in payroll related expenses.

Research and development expenses are expected to increase following the closing of the Merger as a result of plans to pursue additional preclinical studies and clinical studies and otherwise relating to development of ABS’s primary product candidate.

Other Income (Expense)

We incurred total other expenses during the year ended September 30, 2012 in the amount of $156,387, compared to total other expenses incurred during the year ended September 30, 2011 in the amount of $88,362 (an increase of $68,025). Other expenses during those periods were primarily interest accrued on debt. The increase in other expense between periods is attributable to additional interest associated with increased amounts of outstanding debt.

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Liquidity and Capital Resources

Working Capital

Our working capital as of March 31, 2013 and September 30, 2012 is summarized as follows:

	March 31, 2013	September 30, 2012

Total Current Assets	$2,002	$20,447

Total Current Liabilities	2,712,392	2,552,439

Working Capital	$(2,710,390)	$(2,531,992)

As of March 31, 2013, total current assets were $2,002, compared to total current assets of $20,447 as of September 30, 2012 (a decrease of $18,445). The decrease was due to a decrease in cash balances and amortization of prepaid expenses. Our total current assets as of March 31, 2013 were comprised primarily of cash and prepaid expenses.

As of March 31, 2013, total current liabilities were $2,712,392, compared to total current liabilities of $2,552,439 as of September 30, 2012 (an increase of $159,953). The increase was primarily due to an increase in the current maturities of outstanding debt, current portion of accrued interest on debt and accounts payable and a decrease in accrued expenses. Our total current liabilities as of March 31, 2013 were comprised primarily of current maturities of debt, current portion of interest accrued on debt, accounts payable and accrued expenses.

As a result, on March 31, 2013, we had negative working capital of $2,710,390.

Cash Flow

Our cash on-hand as of March 31, 2013 was $881, compared to cash on-hand as of September 30, 2012 of $17,139 (a decrease of $16,258). The decrease was primarily due to operating expenditures that exceeded funds provided by financing activities.

Cash Used in Operating Activities

Cash used in operating activities during the six months ended March 31, 2013 was $266,257, compared to cash used in operating activities during the six months ended March 31, 2012 of $85,565 (an increase of $180,692). The increase was primarily due to an increase in general and administrative expense attributable to increased costs associated with patent prosecution and a reduction in the balance of accounts payable period over period.

Cash used in operating activities during the year ended September 30, 2012 was $254,636, compared to cash used in operating activities during the year ended September 30, 2011 of $375,065 (a decrease of $120,429). The decrease was primarily due to a decrease in operating expenses resulting from a reduction in payroll related expenses and an increase in the balance of accounts payable year over year.

Cash Used in Investing Activities

There was no cash used in investing activities during the six months ended March 31, 2013 or during the six months ended March 31, 2012.

There was no cash used in investing activities during the year ended September 30, 2012 or during the year ended September 30, 2011.

Cash Provided by Financing Activities

Cash provided by financing activities during the six months ended March 31, 2013 was $250,000, compared to cash provided by financing activities during the six months ended March 31, 2012 of $60,000 (an increase of $190,000). Cash provided by financing activities during the year ended September 30, 2012 was $235,000, compared to cash provided by financing activities during the year ended September 30, 2011 of $401,200 (a decrease of $166,200).

All cash provided by financing activities during the periods presented was obtained from (i) loans to us made by the President and Chief Executive Officer of ABS between February 2009 and February 2011 for an aggregate amount of $275,200 (the “CEO Loans”) and our related issuance of a promissory note therefor, and (ii) in connection with issuances to various investors in ABS of convertible promissory notes bearing interest at rates ranging from 6% to 10% (the “Convertible Notes”) and related warrants. Those Convertible Notes and related warrants were originally issued to investors on various dates during and before the periods presented in bridge loan transactions in expectation of potential financings of our capital stock. In contemplation of the Merger, any such potential financing of the capital stock of ABS was abandoned and such securities were amended and restated to provide for (i) the conversion of all amounts owed under all outstanding Convertible Notes into the right to receive an aggregate of 9,000,000 shares of the Company’s common stock upon the closing of the Merger, calculating to approximately one share of the Company’s common stock for each $0.27 outstanding under the Convertible Notes, and (ii) the cancellation of the warrants in full upon the closing of the Merger.

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Sources of Capital

Prior to the closing of the Merger, we have primarily funded our operations through the financing activities described under the heading “—Cash Flow—Cash Provided By Financing Activities” above. Other than such financing activities and the Coldstream Financing effected in contemplation of the Merger and described below, we have had no sources of material funding to date. Since inception through March 31, 2013, we have received an aggregate of $275,200 from the CEO Loans and an aggregate of $1,985,000 from our issuance of the Convertible Notes and related warrants.

In contemplation of the Merger, the Company obtained a financing commitment totaling $2,000,000 to fund our combined operations. Of that amount, gross proceeds of $1,250,000 have been received to date and the remaining $750,000 is to be provided over the 12 months following the closing of the Merger. The financing commitment is set forth in a financing agreement (the “Financing Agreement”) dated April 19, 2013 between the Company and Coldstream Summit Ltd. (“Coldstream”), pursuant to which the Company agreed to issue and sell, and Coldstream agreed to purchase or assist in securing the purchase of, a total of $2,000,000 worth of units in a private offering (the “Coldstream Financing”). Each unit issued in the Coldstream Financing is to be sold at a price of $0.50 per share and is to consist of (i) one share of the Company’s common stock and (ii) one warrant to purchase one share of the Company’s common stock at an exercise price of $0.75 per share and with a term of 12 months. The Company advanced to us prior to the closing of the Merger the aggregate gross proceeds of $1,250,000 that have been received in the Coldstream Financing to date, which are being used to fund our present operations.

Since inception we have funded our operations primarily through equity and debt financings and we expect to continue to seek to do so in the future. If additional financing is obtained by issuing equity securities of the Company, its existing stockholders’ ownership will be diluted. Further, the terms of securities that may be issued in future capital-raising transactions may be more favorable for new investors, and newly issued securities may include preferences, superior voting rights and the issuance of warrants or other derivative securities, which may have additional dilutive effects. If additional financing is obtained by incurring debt, our operations may become subject to significant limitations and restrictions pursuant to the terms of any loan or credit agreement governing the debt. Further, obtaining any loan, assuming a loan would be available when needed on acceptable terms, would increase the liabilities and future cash commitments of us and the Company as a combined enterprise. Funding for our operations may also be sought from collaboration or licensing arrangements, which could require that we and the Company relinquish potentially valuable rights to our product candidates or proprietary technologies or grant licenses on terms that are not favorable. Moreover, regardless of the manner in which we and the Company seek to raise capital, substantial costs may be incurred in those pursuits, including investment banking fees, legal fees, accounting fees, printing and distribution expenses and other related costs.

Cash Requirements

As described above, we anticipate that our operating and other expenses will increase following the closing of the Merger as we and the Company implement our business plan as a combined enterprise and a public reporting company. After giving effect to the funds received in the recent equity and debt financings and certain committed funding over the next 12 months from the Coldstream Financing, as of the date of this Current Report on Form 8-K we estimate we will have sufficient funds to operate the business for the next 12 months. However, these estimates could differ if we encounter unanticipated difficulties, in which case our current funds may not be sufficient to operate our business for that period. In addition, our estimates of the amount of cash necessary to operate our business may prove to be wrong, and we could spend our available financial resources much faster than we currently expect.

Other than the funding committed under the Coldstream Financing, neither we nor the Company have any firm commitments for future capital. Even after giving effect to those additional committed funds, significant additional financing will be required to fund our planned operations in the near term and in future periods, including research and development activities relating to our principal product candidate, seeking regulatory approval of that or any other product candidate we may choose to develop, commercializing any product candidate for which we are able to obtain regulatory approval or certification, seeking to license or acquire new assets or business, and maintaining our intellectual property rights and pursuing rights to new technologies. We do not presently have, nor do we expect in the near future to have, revenue to fund our business from our operations, and will need to obtain all of our necessary funding from external sources in the near term. We may not be able to obtain additional financing on commercially reasonable or acceptable terms when needed, or at all. If we cannot raise the money that we need in order to continue to develop our business, we will be forced to delay, scale back or eliminate some or all of our proposed operations. If any of these were to occur, there is a substantial risk that our business would fail and our stockholder could lose all of their investment.

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Going Concern

We have not received revenues from sales of products or services, and have recurring losses from operations. As of March 31, 2013, we had incurred a net loss of $3,150,911 since our inception. In their report on the annual financial statements for the year ended September 30, 2012, our independent auditors included an explanatory paragraph regarding concerns about our ability to continue as a going concern. The financial statements included in this Current Report on Form 8-K contain note disclosures describing the circumstances that resulted in the inclusion of that explanatory paragraph. The continuation of our business as a going concern is dependent upon raising additional capital and eventually attaining and maintaining profitable operations. The financial statements included in this Current Report on Form 8-K do not include any adjustments relating to the recoverability of assets that might be necessary should operations discontinue.

Contractual Obligations

The table below outlines payments due under our significant contractual obligations over the periods shown, exclusive of interest. The table below includes our obligations as of March 31, 2013 and does not reflect any changes in our obligations that have occurred after that date. Reference Note 10 of our audited financial statements for the year ended September 30, 2012 and Note 4 of our unaudited interim financial statements for the period ended March 31, 2013 included in this Current Report on Form 8-K.

	Payments Due By Period
	Less Than One Year	One to Three Years	Three to Five Years	More Than Five Years	Total
Contractual Obligations at March 31, 2013:
Long Term Obligations (1)	$25,000	$80,000	$100,000	$(2)	$205,000

(1) Represents certain license maintenance fees and patent prosecution costs we are obligated to pay to the Massachusetts Institute of Technology (“MIT”) under the terms of our license agreement with MIT.

(2) Annual license maintenance obligations extend through the life of the patents subject to the license. For each year that the agreement is in effect after 2017, the annual license maintenance fee commitment would be $50,000. In addition, MIT is entitled to royalties on applicable future product sales, if any. The annual license maintenance payments may be applied towards royalties payable to MIT for that year for product sales.

Critical Accounting Policies and Significant Judgments and Estimates

Pursuant to certain disclosure guidance issued by the SEC, the SEC defines “critical accounting policies” as those that require the application of management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods.

Our critical accounting policies that we anticipate will require the application of our most difficult, subjective or complex judgments are as follows:

Basis of Presentation — Development Stage Company

We have not earned any revenue from operations. Accordingly, our activities have been accounted for as those of a “Development Stage Company” as set forth in Financial Accounting Standards Board (“FASB”) ASC 915. Among the disclosures required by ASC 915 are that our financial statements be identified as those of a development stage company, and that the statements of operations, stockholders’ deficit and cash flows disclose activity since the date of our inception.

Income Taxes

In accordance with FASB ASC 740, Income Taxes, we recognize deferred tax assets and liabilities for the expected future tax consequences or events that have been included in our financial statements and/or tax returns. Deferred tax assets and liabilities are based upon the differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities and for loss and credit carryforwards using enacted tax rates expected to be in effect in the years in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance if it is more likely than not that some portion or all of the deferred tax asset will not be realized.

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We provide reserves for potential payments of tax to various tax authorities related to uncertain tax positions when management determines that it is probable that a loss will be incurred related to these matters and the amount of the loss is reasonably determinable. We have no reserves related to uncertain tax positions as of March 31, 2013 and September 30, 2012.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables sets forth certain information regarding the beneficial ownership of our common stock by (i) each person who, to our knowledge, owns more than 5% of our common stock, (ii) each of our directors and named executive officers, and (iii) all of our current executive officers and directors as a group. Unless otherwise indicated in the footnotes to the following table, the address of each person named in the table is: c/o Arch Therapeutics, Inc., One Broadway, 14th Floor, Cambridge, Massachusetts 02412. The information set forth in the first table below is based on 44,000,000 shares of our common stock issued and outstanding on June 26, 2013 immediately prior to giving effect to the closing of the Merger, and the second table below is based on 58,645,212 shares of our common stock issued and outstanding on June 26, 2013 as of immediately after giving effect to the closing of the Merger. Shares of our common stock subject to options, warrants, or other rights currently exercisable or exercisable within 60 days of June 26, 2013, are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the person holding such options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other person.

Beneficial Ownership Immediately Prior to Giving Effect to the Merger:

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned (1)
5%+ Stockholders
Fitzroy Limited	2,500,000	5.68%
Twelve Pins Partners, LLC (2)	10,000,000	22.7%
Walk on Water Ventures, LLC	2,750,000	6.3%
Directors and Named Executive Officers:
Avtar Dhillon	7,000,000	15.9%
Terrence W. Norchi (2)	10,000,000	22.7%
Joey Power (3)	0	*
Current Directors and Executive Officers as a Group (2 persons)	17,000,000	38.6%

*	Less than 1%

(1)	Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.

(2)	Dr. Norchi is the sole member of Twelve Pins Partners, LLC and has sole voting and investment control with respect to the shares it holds. Dr. Norchi disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein.

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(3)	Mr. Power was our sole named executive officer and director during our fiscal year ended September 30, 2012 and during the subsequent period until April 23, 2013. His employment with us terminated and he resigned as a director in April 2013 in anticipation of the consummation of the Merger.

Beneficial Ownership Immediately After Giving Effect to the Merger:

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned (1)
5%+ Stockholders
Twelve Pins Partners, LLC (2)	10,000,000	17.1%
Directors and Named Executive Officers:
Avtar Dhillon	7,160,373	12.2%
Terrence W. Norchi (3)	11,419,076	19.5%
Arthur Rosenthal	58,400	*
Joey Power (4)	0	*
Current Directors and Executive Officers as a Group (3 persons)	18,637,849	31.8%

*	Less than 1%

(1)	Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.

(2)	Dr. Norchi is the sole member of Twelve Pins Partners, LLC and has sole voting and investment control with respect to the shares it holds. Dr. Norchi disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein.

(3)	Represents (a) 10,000,000 shares of our common stock held by Twelve Pins Partners, LLC, with respect to which Dr. Norchi holds sole voting and investment control, and (b) 1,419,076 shares issued to Dr. Norchi upon the closing of the Merger in exchange for the cancellation of the shares of common stock and convertible notes of ABS owned by him immediately prior to the closing of the Merger. As stated in footnote (2) above, Dr. Norchi disclaims beneficial ownership of the securities held by Twelve Pins Partners, LLC except to the extent of his pecuniary interest therein.

(4)	Mr. Power was our sole named executive officer and director during our fiscal year ended September 30, 2012 and during the subsequent period until April 23, 2013. His employment with us terminated and he resigned as a director in April 2013 in anticipation of the consummation of the Merger.

Changes in Control

We are unaware of any arrangement the operation of which may at a subsequent date result in a change in control of the Company.

DIRECTORS AND EXECUTIVE OFFICERS

The following individuals serve as our current directors and executive officers:

Name	Position	Age	Director/Officer Since
Dr. Avtar Dhillon	Chairman of the Board of Directors	52	April 2013
Dr. Arthur Rosenthal	Director	66	June 2013
Dr. Terrence W. Norchi	President, Chief Executive Officer and Director	48	April 2013
Alan T. Barber	Chief Financial Officer	59	June 2013

Business Experience

The following is a brief account of the education and business experience of our current directors and executive officers:

Dr. Avtar Dhillon. Dr. Dhillon has served as the Chairman of our Board of Directors since April 2013 and has been on the Board of Directors of ABS since May 2011. Previously, Dr Dhillon was the President and Chief Executive Officer of Inovio Pharmaceuticals, Inc. (formerly Inovio Biomedical Corporation) (NYSE Euronext: INO) from October 2001 to June 2009, as President and Chairman of Inovio from June 2009 until October 2009, as Executive Chairman until August 2011, and as Chairman from September 2011. During his tenure at Inovio, Dr. Dhillon led the successful turnaround of the company through a restructuring, acquisition of technology from several European and North American companies, and a merger with VGX Pharmaceuticals to develop a vertically integrated DNA vaccine development company with one of the strongest development pipelines in the industry. Dr. Dhillon led multiple successful financings for Inovio and concluded several licensing deals that included global giants, Merck and Wyeth (now Pfizer). Prior to joining Inovio, Dr. Dhillon was vice president of MDS Capital Corp. (now Lumira Capital Corp.), one of North America’s leading healthcare venture capital organizations. In July 1989, Dr. Dhillon started a medical clinic and subsequently practiced family medicine for over 12 years. Dr. Dhillon has been instrumental in successfully turning around struggling companies and influential as an active member in the biotech community. From March 1997 to July 1998, Dr. Dhillon was a consultant to Cardiome Pharma Corp. (NASDAQ: CRME), where he lead a turnaround based on three pivotal financings, establishing a clinical development strategy, and procuring a new management team. In his role as a founder and board member of companies, Dr. Dhillon has been involved in several early stage healthcare focused companies listed on U.S. or Canadian stock exchanges, which have successfully matured through advances in their development pipeline and subsequent M&A transactions. Most recently, he was a founding board member (May 2003) of Protox Therapeutics, Inc. (TSX-V: SHS) (now Sophiris Bio Inc.), a publicly traded specialty pharmaceutical company. Dr. Dhillon maintained his board position until the execution of a financing of up to $35 million with Warburg Pincus in November 2010. Dr. Dhillon currently sits on the Board of Directors of BC Advantage Funds, a Venture Capital Corporation in British Columbia, and since March 2012 has been the Chairman of the Board of Directors of Stevia First Corp. (OTCQB: STVF), an agricultural biotechnology company engaged in the cultivation and harvest of stevia leaf and the development of stevia products. Since March 2011, Dr. Dhillon has also served as the Chairman of the Board of Directors of of OncoSec Medical, Inc. (OTCQB: ONCS), a company developing its advanced-stage ImmunoPulse DNA-based immunotherapy to treat solid tumor and metastatic cancers. Dr. Dhillon adds value to our Board of Directors with his extensive experience as a member of boards of directors and senior management of other public companies and with his experience in company building, financing, and licensing with large industry partners.

Dr. Arthur Rosenthal. Dr. Rosenthal has been appointed as a director of the Company upon the consummation of the Merger, and has served as the Chairman of the Board of ABS since April 2011. He has served for 40 years in senior research and product development executive roles for medical technology companies and in those roles has successfully directed commercialization efforts for hundreds of novel medical products. He was Chief Scientific Officer at Boston Scientific from January, 1994 to January, 2005, Vice President of Research and Development at Johnson and Johnson Medical Products, Inc. from April, 1990 to January, 1994 and more recently Chief Executive Officer of two start-up companies, Labcoat, Ltd. and Cappella, Inc., both developing cardiovascular medical devices. He is currently, and has been since January 2010, a Professor of Practice in Translational Research in Boston University’s College of Engineering, where he oversees biomedical engineering innovation. Dr. Rosenthal received his Ph.D. in biochemistry from the University of Massachusetts, Amherst, 1973. Currently, Dr. Rosenthal serves as Non-Executive Director and Chairman and as a member of the Compensation Committee and Audit Committee for Cyberonics, Inc. (NASDAQ: CYBX), having joined its Board of Directors in January 2007. Dr. Rosenthal is a valuable member of our Board of Directors because of his high-ranking roles in private and public medical device companies, his extensive experience overseeing research and development and commercialization of a large number of products in the medical field, and his company-building acumen.

Dr. Terrence W. Norchi. Dr. Terrence W. Norchi commenced service as our President, Chief Executive Officer and Interim Chief Financial Officer and a director on our Board of Directors on April 23, 2013. As a result of the appointment of Alan T. Barber as the Company’s Chief Financial Officer concurrently with the closing of the Merger, Dr. Norchi no longer serves as the Company’s Interim Chief Financial Officer. Dr. Norchi also serves as the President and Chief Executive Officer and a director of ABS, and has served in those positions since co-founding ABS in 2006. Prior to founding ABS, Dr. Norchi was a portfolio manager and pharmaceutical analyst at Putnam Investments from April 2002 to September 2004. Prior to that he served as the senior global biotech and international pharmaceutical equity analyst at Citigroup Asset Management from January 2000 to March 2002, and as a sell-side analyst covering non-U.S. pharmaceutical equities at Sanford C. Bernstein in New York City from September 1996 to December 1999. Dr. Norchi earned an M.B.A. from the Massachusetts Institute of Technology, Sloan School of Management in 1996. Dr. Norchi earned an M.D. degree in 1990 from Northeast Ohio Medical University and completed his internal medicine residency in 1994 at Baystate Medical Center, Tufts University School of Medicine, where he was selected to serve as Chief Medical Resident. Dr. Norchi brings to our Board of Directors invaluable experience and knowledge of our core technology and proposed product candidates as a result of his first-hand experience with the development of that technology, having ushered it from the research laboratory to its current stage of development, and also contributes his investing experience as a former public company analyst and a portfolio manager.

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Alan T. Barber. Mr. Barber has been appointed as the Chief Financial Officer of the Company effective as of the consummation of the Merger in June 2013, and has served as the Chief Financial Officer of ABS since August 2008. He has over 30 years of financial management experience and has been since September 2005, and continues to be, an independent consultant on financial matters. Prior to that Mr. Barber was the Chief Financial Officer for a number of technology and life science start-up companies including Biotrove, Inc. from April 2004 to September 2005, Omnisonics Medical Technologies, Inc. from October 2001 to April 2004, Innovation Chain, Inc. from October 2000 to September 2001, MyWay.com from December 1999 to October 2000, Medical Foods, Inc. from November 1997 to October 1999 and Ergo Science, Inc. from October 1993 to November 1997. Prior to that Mr. Barber was a Partner with the international accounting firm of PricewaterhouseCoopers (formerly Coopers & Lybrand) from July 1979 to October 1993 where he was elected as a Partner in the firm in July 1986. Prior to that he worked for the international accounting firm KPMG from May 1975 to July 1979. Mr. Barber received a Bachelor of Science degree in Accounting from the Florida State University, Rovetta School of Business, and is a Certified Public Accountant.

Term of Office of Directors

Our directors are elected at each annual meeting of stockholders and serve until the next annual meeting of stockholders or until their successor has been duly elected and qualified, or until their earlier death, resignation or removal.

Family Relationships

No family relationships exist between any of our current or former directors or executive officers.

Involvement in Certain Legal Proceedings

No director, executive officer, significant employee or control person of the Company has been involved in any legal proceeding listed in Item 401(f) of Regulation S-K in the past 10 years.

Meetings of Directors; Committees of the Board

Our Board of Directors held no formal meetings during the fiscal year ended September 30, 2012. All proceedings of the Board of Directors were conducted by resolutions consented to in writing by the directors and filed with the minutes of the proceedings of the directors. Such resolutions consented to in writing by the directors entitled to vote on such resolutions at a meeting of the directors are, according to the Nevada Revised Statutes and the bylaws of the Company, as valid and effective as if they had been approved at a meeting of the directors duly called and held. We do not presently have a policy regarding director attendance at meetings of directors or meetings of our stockholders.

We do not currently have separate standing audit, nominating or compensation committees, or committees performing similar functions. Due to the present and prior size of our Board of Directors, our Board of Directors believes that it is not necessary to have separate standing audit, nominating or compensation committees at this time because the functions of each such committee are adequately performed by our full Board of Directors. However, it is anticipated that our Board of Directors will form separate standing audit, nominating and compensation committees, with the audit committee including an audit committee financial expert, when our Board of Directors determines that the establishment of such committees is advisable if and when we seek additional qualified and value-adding directors to serve on our Board of Directors and as we further develop our business and operations. We do not presently have an audit, nominating or compensation committee charter as we have not established any such committees.

Audit Committee

Our Board of Directors has not established a separate standing audit committee within the meaning of Section 3(a)(58)(A) of the Exchange Act. Instead, the entire Board of Directors presently acts as the audit committee within the meaning of Section 3(a)(58)(B) of the Exchange Act and will continue to do so upon the appointment of any new directors and until such time as a separate audit committee has been established.

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Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers, and stockholders holding more than 10% of our outstanding common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Executive officers, directors, and persons who own more than 10% of our common stock are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. We were not subject to the reporting requirements of Section 16(a) of the Exchange Act prior to the closing of the Merger.

Nominations to the Board of Directors

Director candidates are considered based upon various criteria, including without limitation their broad-based business and professional skills and experiences, their knowledge of the industry in which we operate and ability to add perspectives relating to that industry, concern for the long-term interests of our stockholders, diversity, and personal integrity and judgment. In addition, directors must have time available to devote to the activities of our Board of Directors and to understand and enhance their knowledge of our industry and business plans. Our Board of Directors has a critical role in guiding our strategic direction and overseeing the management of the Company, and accordingly we seek to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities as a director of the Company.

In carrying out its responsibilities, our Board of Directors will consider director candidates suggested by stockholders. If a stockholder wishes to formally place a director candidate’s name in nomination, then he or she must do so in accordance with the provisions of our amended and restated bylaws, which provide certain advance notice and other requirements in order for our stockholders to nominate a director candidate. Proposed nominations of director candidates must be timely sent to the Secretary of the Company, c/o Arch Therapeutics, Inc., One Broadway, 14th Floor, Cambridge, Massachusetts 02142. To be timely, notice of a proposed director nominee must be delivered to or mailed and received at the Company’s address set forth above not less than 90 days prior to the date of the meeting at which the proposed director nominee would be up for election. Further, the stockholder’s notice relating to a director nomination must set forth the following information about each person whom the stockholder proposes to nominate for election or re-election as a director: (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of our common stock that are beneficially owned by the person, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Exchange Act. Further, the stockholder must also provide the following information about itself and certain of persons associated with, controlling, controlled by or acting on concert with the stockholder: (i) the name and record address of the stockholder, (ii) the class and number of shares of our common stock which are beneficially owned by the stockholder; and (iii) certain information specified in our amended and restated bylaws regarding any hedge transactions entered into, derivative instruments beneficially owned by, or rights to dividends on the shares of our common stock beneficially owned by such persons. Pursuant to the terms of our amended and restated bylaw, the Company may also require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director on our Board of Directors.

Board Leadership Structure and Role in Risk Oversight

Terrence W. Norchi, M.D. currently serves as our principal executive officer and a director, however, an independent director, Dr. Avtar Dhillon, serves as the Chairman of the Board of Directors. The Board of Directors has determined that leadership structure to be in the best interests of the Company and its stockholders. That leadership structure enables Dr. Norchi to focus on carrying out the day to day direction and long term strategic goals of the Company, and also provide valuable input regarding the functions and operations of our business to the Board of Directors. It also enables the Chairman of the Board to focus specifically on the activities of the Board of Directors, and better enables the Board of Directors to provide effective guidance to and oversight and accountability of management. The Board of Directors will continue to evaluate our leadership structure and modify it as appropriate based on the size, resources and operations of the Company.

Subsequent to the closing of the Merger, it is anticipated that our Board of Directors will establish procedures to determine an appropriate role for the Board of Directors in our risk oversight function.

Compensation Committee Interlocks and Insider Participation

The Company has no compensation committee, and during its last completed fiscal year, its former sole director and officer participated in deliberations of our Board of Directors regarding officer compensation. During the last completed fiscal year, no executive officer of our Company (i) served as a member of the compensation committee (or other committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Company’s Board of Directors, (ii) served as a director of another entity, one of whose executive officers served on our Company’s Board of Directors, or (iii) served as a member of the compensation committee (or other committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of our Company.

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EXECUTIVE COMPENSATION

Executive Compensation Relating to the Company

Compensation Information Before the Closing of the Merger

There has been no compensation awarded, earned or paid by the Company to its former President and Chief Executive Officer and sole director, Mr. Joey Power, during the term of his service in such positions (although he was reimbursed for any out-of-pocket expenses that he incurred on the Company’s behalf in connection with such service). Mr. Power performed such service as a consultant and not an employee, and did not have any employment agreement with the Company during the term of his service in such positions. Reference is made to the information set forth under the heading “Executive Compensation” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2012 filed with the SEC on December 31, 2012, which is incorporated herein by reference.

Compensation Information After the Closing of the Merger

In connection with the Dr. Terrence Norchi’s position as our President and Chief Executive Officer, on June 25, 2013 we entered into an executive employment agreement with Dr. Norchi with an effective date of June 26, 2013. In addition, in connection with the appointment of Alan Barber as our Chief Financial Officer, on June 26, 2013 we entered into an employment agreement with Mr. Barber. Reference is made to the description of that agreement set forth in Item 5.02 of this Current Report on Form 8-K, which are incorporated herein by reference.

We presently have no formal plan for compensating our non-employee directors for their service as our directors, and none of our current or former directors has received compensation for their service as of the end of our last-completed fiscal year.

Executive Compensation Relating to ABS

ABS became our wholly owned subsidiary as a result of the closing of the Merger on June 26, 2013. The following table summarizes all compensation earned in each of ABS’s years ended September 30, 2012 and 2011 by (i) its principal executive officer, and (ii) its next most highly compensated executive officer other than its principal executive officer serving as an executive officer as of September 30, 2012 and whose total compensation exceeded $100,000 in during the year ended September 30, 2012 (of which there were none).

Summary Compensation Table

Name and Principal Position	Year ended September 30,	Salary	All Other Compensation	Total
Dr. Terrence W. Norchi,	2012	$200,000	—	$200,000
President, Chief Executive Officer (1)	2011	$125,000	—	$125,000

________________

(1) Dr. Norchi has been the President and Chief Executive Officer of ABS since its inception in 2006, and was appointed as our President, Chief Executive Officer and Interim Chief Financial Officer on April 23, 2013. All amounts reflected in this table were paid to Dr. Norchi in connection with his service as an officer of ABS during the periods presented.

Employment Agreements

In connection with our entry into an executive employment agreement with Dr. Norchi on June 26, 2013, Dr. Norchi’s former employment agreement with ABS was terminated effective as of the same date, pursuant to a termination agreement and release between Dr. Norchi and ABS. That termination agreement and release is attached as Exhibit 10.7 to this Current Report on Form 8-K and is incorporated herein by reference.

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Director Compensation

The directors of ABS during the year ended September 30, 2012 did not receive any compensation for their service as directors of ABS during such period.

Potential Payments Upon Termination or Change-in-Control

SEC regulations state that we must disclose information regarding agreements, plans or arrangements that provide for payments or benefits to our named executive officers in connection with any termination of employment or change in control of the Company.

Prior to the closing of the Merger, there were no agreements, plans or arrangements between the Company and its sole director and executive officer named above that would have provided for any such payments or benefits to such named executive officer upon a termination of employment of change of control of the Company. Further, prior to the closing of the Merger, there were no agreements, plans or arrangements between ABS and its named executive officer set forth above that would have provided for any such payments or benefits to such named executive officer upon a termination of employment of change of control of ABS.

In connection with the closing of the Merger, we have entered into an executive employment agreement with each of Dr. Terrence W. Norchi and Alan T. Barber. Of those agreements, only our agreement with Dr. Norchi provides for payments or benefits in connection with any termination of employment or change in control of the Company.

Pursuant to the terms of Dr. Norchi’s employment agreement with us, if, as of the last day of our last-completed fiscal year, (i) Dr. Norchi had been an executive officer of the Company, (ii) his employment agreement had been in effect, and (iii) he had been terminated For Cause or had terminated his employment for Good Reason (as such terms are defined in Dr. Norchi’s employment agreement), then Dr. Norchi would have been entitled to receive salary continuation totaling $275,000 over a 12-month period, plus the payment of Dr. Norchi’s premiums to continue his group health coverage under COBRA until the earlier of (a) the end of the 12 months following the date of such termination, or (b) the date Dr. Norchi were to become covered under another employer’s health plan.

Reference is made to the description of the terms of Dr. Norchi’s employment agreement with the Company set forth in Item 5.02(e) of this Current Report on Form 8-K and the full text of that employment agreement, which is attached hereto as Exhibit 10.8 and is incorporated by reference herein.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Certain Relationships and Transactions

Except for Dr. Terrence Norchi, our President, Chief Executive Officer, former Interim Chief Financial Officer and a director, and Dr. Dhillon, the Chairman of our Board of Directors, who each became executive officers and/or directors of our Company shortly following the Company’s and ABS’s entry into a binding letter of intent regarding the terms of the Merger (the “LOI”), none of the current directors and executive officers were directors or executive officers of the Company prior to the closing of the Merger, nor did any hold any position with the Company prior to the closing of the Merger, nor have any been involved in any material proceeding adverse to the Company or any transactions with the Company or any of its directors, executive officers, affiliates or associates that are required to be disclosed pursuant to the rules and regulations of the SEC.

Review, Approval or Ratification of Transactions with Related Persons

We have not adopted a code of ethics applicable to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions that establishes, among other things, procedures for handling actual or apparent conflicts of interest. Due to the small size of our Company, at this time we have determined to rely on our full Board of Directors to review related party transactions and identify and prevent conflicts of interest. Our Board of Directors reviews a transaction in light of the affiliations of the director, officer, employee or stockholder and the affiliations of such person’s immediate family. Transactions are presented to our Board of Directors for approval before they are entered into or, if that is not possible, for ratification after the transaction has occurred. If our Board of Directors finds that a conflict of interest exists, then it will determine the appropriate remedial action, if any. Our Board of Directors approves or ratifies a transaction if it determines that the transaction is consistent with the best interests of the Company and its stockholders. The procedures described above have been approved by resolutions adopted by our Board of Directors.

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Related Party Transactions

Dr. Terrence Norchi and Dr. Avtar Dhillon were appointed to their officer and director positions with us on April 23, 2013, shortly following the entry into the LOI between the Company and ABS relating to the Merger. Each of Dr. Avtar Dhillon and Dr. Terrence Norchi also held, and continue to hold, positions with ABS, with Dr. Norchi serving as the President, Chief Executive Officer and a director of ABS and Dr. Dhillon serving as a director of ABS. As a result, each of Dr. Norchi and Dr. Dhillon were directors and/or officers of us and of ABS upon the signing of the Merger Agreement on May 10, 2013. Further, it was a condition to the closing of the Merger that Dr. Norchi and Dr. Dhillon each receive, on or before the date of the closing, 10,000,000 shares of our common stock in private transfers from the former holders thereof. As a result of those transfers and other shares of our common stock to which Dr. Norchi and Dr. Dhillon became entitled in exchange for their former shares and notes of ABS, as of the closing of the Merger Dr. Norchi and Dr. Dhillon collectively hold or otherwise control approximately 25.8% of our common shares on a fully diluted basis and approximately 30.5% of our outstanding common shares. The number of shares of our common stock received by Dr. Norchi and Dr. Dhillon in connection with the Merger was negotiated by the parties to the LOI and was determined without input from any independent third party.

As a result of his ownership of 23,260 shares of ABS immediately prior to the closing of the Merger, Arthur Rosenthal became entitled to receive an aggregate of 58,400 shares of the Company’s common stock upon the closing of the Merger.

On June 19, 2013, Dr. Terrence Norchi purchased from ABS an aggregate amount of $15,397 of certain convertible promissory note and warrant positions (the “Repurchased Securities”). The Repurchased Securities had originally been issued by ABS to third parties in June 2009, were repurchased by ABS from the original holders on April 30, 2013, and were resold to Dr. Norchi and other third party purchasers effective June 19, 2013. The Repurchased Securities were first issued by ABS to the original holders thereof in a bridge loan transaction in expectation of potential financings of ABS’s capital stock. In contemplation of the Merger, any such potential financing of the capital stock of ABS was abandoned and such Repurchased Securities were amended and restated to provide for (i) the conversion of all amounts owed under the convertible promissory notes into the right to receive an aggregate of 1,349,614 shares of the Company’s common stock upon the closing of the Merger, calculating to approximately one share of the Company’s common stock for each $0.27 outstanding under the notes, and (ii) the cancellation of the warrants in full upon the closing of the Merger. Accordingly, Dr. Norchi became entitled to receive 56,103 shares of the Company’s common stock upon the closing of the Merger as a result of his purchase of $15,397 worth of the Repurchased Securities.

Pursuant to the terms of Dr. Norchi’s former employment agreement with ABS, Dr. Norchi was entitled to receive a cash bonus in the amount of $500,000 and certain warrants to acquire ABS’s capital stock upon the closing of a capital raise by ABS of at least $1,000,000. Dr. Norchi agreed to defer his right to receive such cash bonus and warrants at the time they became due and issuable upon ABS’s satisfaction of that capital raise condition. In connection with the closing of the Merger on June 26, 2013 and the concurrent entry into an executive employment agreement with the Company, Dr. Norchi and ABS entered into a termination agreement and release pursuant to which Dr. Norchi’s employment agreement with ABS has been terminated by mutual agreement and Dr. Norchi effective as of the closing of the Merger and Dr. Norchi has agreed to waive in full any and all right to receive such cash bonus and warrants. The termination agreement and release is filed as Exhibit 10.7 to this Current Report on Form 8-K, and the description set forth above is qualified in its entirety by the full text of that agreement, which is incorporated herein by reference.

Commencing in February 2009, Dr. Norchi loaned ABS an aggregate amount of $275,200 in several installments. On January 21, 2010, ABS issued a promissory note to Dr. Norchi in exchange for that loan in principal amount of $275,200, which promissory note, as amended, bears interest at the rate of 6% per annum through December 31, 2009 and at the rate of 10% per annum thereafter, is due upon demand and is unsecured. On June 24, 2013, ABS paid to Dr. Norchi all amounts due and owing under such promissory note, which totaled $373,488 as of such date.

On July 11, 2011, we issued a total of 4,000,000 shares of common stock to our then-President, Chief Executive Officer and sole director Mr. Joey Power at a price of $0.005 per share for an aggregate amount of $20,000 in a private offering.

Director Independence

Our Board of Directors has determined that Dr. Avtar Dhillon and Dr. Arthur Rosenthal would qualify as “independent” as that term is defined by Nasdaq Listing Rule 5605(a)(2). Further, although we do not presently have established separately designated audit, nominating or compensation board committees, Dr. Dhillon and Dr. Rosenthal would qualify as “independent” under Nasdaq Listing Rules applicable to such board committees. Dr. Terrence W. Norchi would not qualify as “independent” under Nasdaq Listing Rules applicable to the Board of Directors generally or to separately designated board committees because he currently serves as our President and Chief Executive Officer. Mr. Joey Power, our sole director during our last completed fiscal year, also did not qualify as “independent” under such Nasdaq Listing Rules because he served as our President, Chief Executive Officer and Chief Financial Officer during that period.

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Subject to some exceptions, Nasdaq Listing Rule 5605(a)(2) provides that an independent director is a person other than an executive officer or other employee of the Company or any other individual having a relationship which, in the option of our Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, provided that a director will not be independent if (a) the director is, or in the past three years has been, an employee of ours; (b) a member of the director’s immediate family is, or in the past three years has been, an executive officer of ours; (c) the director or a member of the director’s immediate family has received more than $120,000 per year in direct compensation from us within the preceding three years, other than for service as a director or benefits under a tax-qualified retirement plan or non-discretionary compensation (or, for a family member, as a non-executive employee); (d) the director or a member of the director’s immediate family is a current partner of our independent public accounting firm, or has worked for such firm in any capacity on our audit at any time during the past three years; (e) the director or a member of the director’s immediate family is, or in the past three years has been, employed as an executive officer of a company where one of our executive officers serves on the compensation committee; or (f) the director or a member of the director’s immediate family is an executive officer, partner or controlling shareholder of a company that makes payments to, or receives payments from, us in an amount which, in any twelve-month period during our past three fiscal years, exceeds the greater of 5% of the recipient's consolidated gross revenues for that year or $200,000 (except for payments arising solely from investments in our securities or payments under non-discretionary charitable contribution matching programs).

MARKET PRICE OF AND DIVIDENDS ON OUR COMMON EQUITY
AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is quoted on the OTCBB over-the-counter quotation system. Our common stock began quotation on the OTCBB on June 26, 2012 under the trading symbol “AAHC.OB”. Effective June 5, 2013, in connection with the change of our name to Arch Therapeutics, Inc., our trading symbol changed to “ARTH.OB”. There was no trading of our common stock on the OTCBB or any other over-the-counter market prior to January 2, 2013. Although our common stock is quoted on the OTCBB, there is a limited trading market for our common stock and there have been few trades in our common stock to date. Because our common stock is thinly traded, any reported sale prices may not be a true market-based valuation of our common stock.

The table below sets forth the high and low closing bid quotations for our common stock for the fiscal quarters indicated as reported on the OTCBB. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

	High	Low
Fiscal Year Ended September 30, 2011
Quarter ended December 31, 2010*	—	—
Quarter ended March 31, 2011*	—	—
Quarter ended June 30, 2011*	—	—
Quarter ended September 30, 2011*	—	—

Fiscal Year Ended September 30, 2012
Quarter ended December 31, 2011*	—	—
Quarter ended March 31, 2012*	—	—
Quarter ended June 30, 2012*	—	—
Quarter ended September 30, 2012*	—	—

Fiscal Year Ending September 30, 2013
Quarter ended December 31, 2012*	—	—
Quarter ended March 31, 2013	$1.01	$1.01
Quarter ending June 30, 2013 (as of June 25, 2013)	$6.00	$0.54

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______________________

* There was no market for our common stock during this period.

Transfer Agent

The transfer agent and registrar for our common stock is Empire Stock Transfer, 1859 Whitney Mesa Drive, Henderson, Nevada 89014.

Holders of Common Stock

As of June 26, 2013 and after giving effect to the closing of the Merger, there were 20 holders of record of our common stock.

Dividends

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

Securities Authorized for Issuance under Equity Compensation Plans

We had not adopted any equity compensation plan as of the end of our last completed fiscal year on September 30, 2012.

On June 18, 2013, our Board of Directors approved and adopted the Arch Therapeutics, Inc. 2013 Stock Incentive Plan (the “Plan”), and authorized management to submit the Plan to our stockholders for approval. On June 18, 2013, a majority of our stockholders executed a written consent approving and adopting the Plan. Pursuant to the approval of our Board of Directors and our stockholders, the adoption of the Plan became effective on June 18, 2013.

The Plan permits us to grant a variety of forms of awards, including stock options, stock appreciation rights, restricted stock, restricted stock units, and dividend equivalent rights, to allow us to adapt our incentive compensation program to meet our needs. The number of shares of our common stock initially reserved for issuance under the Plan to employees, directors and/or consultants in such awards is 7,825,388 shares. The number of shares of our common stock reserved for issuance under the Plan for all awards except for incentive stock option awards will be subject to increase on an annual basis, on the first business day of our fiscal year commencing in 2013, by an amount equal to the lesser of (i) 3,000,000 shares, ii) four percent of the number of shares outstanding on the last day of our immediately preceding fiscal year, or (iii) such lesser number of shares as determined by the administrator of the Plan. Our Board of Directors currently serves as the administrator of the Plan. As of the date of this Current Report on Form 8-K, non-qualified stock options to purchase an aggregate of 3,825,388 shares of our common stock have been granted under the Plan.

RECENT SALES OF UNREGISTERED SECURITIES

By the Company

On July 11, 2011, we issued a total of 4,000,000 shares of common stock to our then-President, Chief Executive Officer and sole director Mr. Joey Power at a price of $0.005 per share for an aggregate amount of $20,000. The issuance of those shares has not been registered under the Securities Act, and such shares have been issued in reliance upon an exemption from registration under Section 4(2) of the Securities Act and Regulation S promulgated thereunder. Such shares may not be offered or sold in the United States absent registration under or exemption from the Securities Act and any applicable state securities laws. In determining that the issuance of such shares qualified for an exemption under Section 4(2) of the Securities Act and Regulation S promulgated thereunder, we relied on the following facts: the recipient of the shares represented that he is not a “U.S. Person” as defined in Rule 902 promulgated under the Securities Act; we used no advertising or general solicitation in connection with the issuance of such shares; and the shares were issued as restricted securities.

On June 18, 2013, pursuant to the approval of our Board of Directors, we issued an aggregate of 1,500,000 shares of our common stock pursuant to restricted stock awards granted outside of the Plan to two consultants performing services for the Company. The issuance of those shares has not been registered under the Securities Act, and such shares have been issued in reliance upon an exemption from registration under Section 4(2) of the Securities Act. Such shares may not be offered or sold in the United States absent registration under or exemption from the Securities Act and any applicable state securities laws. In determining that the issuance of such shares qualified for an exemption under Section 4(2) of the Securities Act, we relied on the following facts: the recipients of the shares represented that were provided with or had access to information regarding the Company sufficient to provide a basis for an informed investment decision and that they had such knowledge and experience in financial and business matters that Recipient is capable of evaluating the merits and risk of this investment; the recipients of the shares represented that they are acquiring the shares for investment purposes and without a view toward disposition of the shares; we used no advertising or general solicitation in connection with the issuance of such shares; and the shares were issued as restricted securities.

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In contemplation of the Merger, on April 19, 2013, we entered into the Financing Agreement with Coldstream, pursuant to which we agreed to issue and sell, and Coldstream agreed to purchase or assist in securing the purchase of, $2,000,000 worth of units in a private offering within the 12 month period following the closing of the Merger in the Coldstream Financing. Each unit issued in the Coldstream Financing is to be sold at a price of $0.50 per share and is to consist of (i) one share of our common stock and (ii) a warrant to purchase one share of our common stock at an exercise price of $0.75 per share and with a term of 12 months. As of the date of this Current Report on Form 8-K, we have issued and sold units consisting of 2,500,000 shares of our common stock and warrant to purchase 2,500,000 shares of our common stock in the Coldstream Financing, for aggregate gross proceeds of $1,250,000. The proceeds of the Coldstream Financing are being used for the funding of our and ABS’s ongoing business and operations. As previously disclosed, pursuant to the terms of the Merger Agreement, the amount of such proceeds raised to date was advanced to ABS prior to the closing of the Merger. The issuance of securities in the Coldstream Financing has not been registered under the Securities Act, and such securities have been issued in reliance upon an exemption from registration under Section 4(2) of the Securities Act and Regulation S promulgated thereunder. Such securities may not be offered or sold in the United States absent registration under or exemption from the Securities Act and any applicable state securities laws. In determining that the issuance of such securities qualifies for an exemption under Section 4(2) of the Securities Act and Regulation S promulgated thereunder, we have relied on the following facts: the recipients of the securities represented that they are not a “U.S. Person” as defined in as defined in Rule 902 promulgated under the Securities Act and are “accredited investors” as defined in Rule 501 under the Securities Act; and the securities were issued as restricted securities.

Upon the closing of the Merger, we issued an aggregate of 14,645,212 shares of our common stock to stakeholders of ABS in exchange for the cancellation of their shares, or rights to acquire shares, of ABS. Reference is made to the description of the Merger and the securities issued in connection therewith, as set forth under the heading “The Merger and Related Transactions—The Merger” in Item 2.01 above. The issuance of shares in connection with the Merger to stakeholders of ABS has not been registered under the Securities Act, and such shares have been issued in reliance upon an exemption from registration under Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. Such shares may not be offered or sold in the United States absent registration under or exemption from the Securities Act and any applicable state securities laws. In determining that the issuance of such shares qualifies for an exemption under Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder, we have relied on the following facts: the recipients of the shares represented that they are acquiring the shares for investment purposes and without a view toward disposition of the shares; the recipients of the shares represented that they are “accredited investors” as defined in Rule 501 under the Securities Act or otherwise financially sophisticated; we used no advertising or general solicitation in connection with the issuance of such shares; and the shares were issued as restricted securities.

By ABS

During the three-year period preceding the date of this Current Report on Form 8-K, ABS issued convertible promissory notes in aggregate principal amount of $1,280,397 and bearing interest at rates ranging from 6% to 10% together with related warrants to a total of 26 purchasers. Those securities were originally issued to the purchasers thereof on various dates during and prior to the past three-year period in bridge loan transactions in expectation of potential financings of ABS’s capital stock. In contemplation of the Merger, any such potential financing of the capital stock of ABS was abandoned and all such securities were amended and restated to provide for (i) the conversion of all amounts owed under all outstanding convertible promissory notes into the right to receive an aggregate of 9,000,000 shares of the Company’s common stock upon the closing of the Merger, calculating to approximately one share of the Company’s common stock for each $0.27 outstanding under the notes, and (ii) the cancellation of the warrants in full upon the closing of the Merger. The issuance of such convertible promissory notes and related warrants was not been registered under the Securities Act, and such securities were issued in reliance upon an exemption from registration under Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. In determining that the issuance of such securities qualified for an exemption under Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder, ABS relied on the following facts: the securities were issued to recipients that represented they were “accredited investors” as defined in Rule 501 under the Securities Act acquiring the securities for investment purposes and without a view toward disposition thereof; ABS used no advertising or general solicitation in connection with the issuance of such securities; and the securities were issued as restricted securities.

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During the three-year period preceding the date of this Current Report on Form 8-K, ABS issued an aggregate of 119,095 shares of its common stock to service providers as compensation for services rendered under ABS’s former equity incentive plan. The issuance of those shares was not been registered under the Securities Act, and such securities were issued in reliance upon an exemption from registration under Rule 701 promulgated under the Securities Act. In determining that the issuance of such securities qualified for an exemption under Rule 701 promulgated under the Securities Act, ABS relied on the following facts: the securities were issued under ABS’s written compensatory benefit plan; the recipients of the securities were bona fide service providers to ABS; and the securities were issued as restricted securities.

DESCRIPTION OF SECURITIES

Authorized Capital Stock; Issued and Outstanding Capital Stock

Effective May 24, 2013, we amended our Articles of Incorporation to increase our authorized common stock from 75,000,000 shares to 300,000,000 shares. Other than our common stock, we have no other class or series of authorized capital stock.

Also on May 24, 2013, we effected a forward stock split, by way of a stock dividend, of our issued and outstanding shares of common stock at a ratio of 11 shares to each one issued and outstanding share. As a result, our outstanding common stock increased from 3,960,000 shares to 43,560,000 shares immediately following the forward stock split. All share amounts of our common stock referenced in this Current Report on Form 8-K give effect to the 11-for-1 forward stock split described above, including those applicable to periods prior to the forward stock split.

As of June 26, 2013 after giving effect to the closing of the Merger, there were a total of 58,645,212 shares of our common stock issued and outstanding. Reference is made to the description of the current ownership of the Company set forth under the heading “The Merger and Related Transactions—Post-Merger Company Ownership” under Item 2.01 of this Current Report on Form 8-K.

Description of Common Stock

The holders of our common stock, par value $0.001 per share, are entitled to one vote per share on all matters submitted to a vote of our stockholders, including the election of directors. Our articles of incorporation do not provide for cumulative voting in the election of directors, and our amended and restated bylaws provide that directors are elected by a plurality vote of the votes cast and entitled to vote on the election of directors at any meeting for the election of directors at which a quorum is present. Matters other than the election of directors to be voted on by stockholders are generally approved if, at a duly convened stockholder meeting, the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, unless a different vote for the action is required by applicable law, our articles of incorporation or our amended and restated bylaws. Applicable Nevada law requires any amendment to our articles of incorporation to be approved by stockholders holding shares entitling them to exercise at least a majority of the voting power of the Company. The holders of our common stock will be entitled to cash dividends as may be declared, if any, by our Board of Directors from funds available. Upon liquidation, dissolution or winding up of our company, the holders of our common stock will be entitled to receive pro rata all assets available for distribution to the holders. All rights of our common stockholders described in this paragraph could be subject to any preferential voting, liquidation or other rights of any series of preferred stock that we may authorize and issue in the future. Our common stock is presently traded on the OTC Bulletin Board under the trading symbol “ARTH”.

Description of Warrants

In connection with the Coldstream Financing, we have issued to one purchaser warrants to acquire up to 2,500,000 shares of our common stock, and we intend to issue additional warrants to those or other purchasers to acquire up to 1,500,000 shares of our common stock. The warrants have been issued together with shares of our common stock as units at a purchase price of $0.50 per unit, with each unit consisting of one share of our common stock and a warrant to acquire one share of our common stock. The warrants have an exercise price of $0.75 per share, are exercisable immediately, and have a term of exercise of 12 months following the date of issuance. The shares issuable upon exercise of the warrants are subject to adjustment for stock splits, stock dividends, reclassifications, reorganizations or other changes of the outstanding securities of the Company.

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Transfer Agent

The transfer agent and registrar for our common stock is Empire Stock Transfer, 1859 Whitney Mesa Drive, Henderson, Nevada 89014.

Anti-Takeover Provisions of Nevada State Law

Some features of the Nevada Revised Statutes, which are further described below, may have the effect of deterring third parties from making takeover bids for control of us or may be used to hinder or delay a takeover bid. This would decrease the chance that our stockholders would realize a premium over market price for their shares of common stock as a result of a takeover bid.

Acquisition of Controlling Interest

The Nevada Revised Statutes contain provisions governing acquisition of a controlling interest of a Nevada corporation. These provisions provide generally that any person or entity that acquires a certain percentage of the outstanding voting shares of a Nevada corporation may be denied voting rights with respect to the acquired shares, unless certain criteria are satisfied. Our amended and restated bylaws provide that these provisions will not apply to us or to any existing or future stockholder or stockholders.

Combination with Interested Stockholder

The Nevada Revised Statutes contain provisions governing combination of a Nevada corporation that has 200 or more stockholders of record with an interested stockholder. These provisions may have the effect of delaying or making it more difficult to affect a change in control of the Company.

A corporation affected by these provisions may not engage in a combination within three years after the interested stockholder acquires his, her or its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. Generally, if approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors before the person became an interested stockholder or a majority of the voting power held by disinterested stockholders, or if the consideration to be received per share by disinterested stockholders is at least equal to the highest of:

•	the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or within three years immediately before, or in, the transaction in which he, she or it became an interested stockholder, whichever is higher;

•	the market value per share on the date of announcement of the combination or the date the person became an interested stockholder, whichever is higher; or

•	if higher for the holders of preferred stock, the highest liquidation value of the preferred stock, if any.

Generally, these provisions define an interested stockholder as a person who is the beneficial owner, directly or indirectly of 10% or more of the voting power of the outstanding voting shares of a corporation, and define combination to include any merger or consolidation with an interested stockholder, or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an interested stockholder of assets of the corporation:

•	having an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation;

•	having an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation; or

•	representing 10% or more of the earning power or net income of the corporation.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

We have not entered into separated indemnification agreements with our directors and officers. Our amended and restated bylaws provide that we shall indemnify any director or officer to the fullest extent authorized by the laws of the State of Nevada. Our amended and restated bylaws further provide that we shall pay the expenses incurred by an officer or director (acting in his capacity as such) in defending any action, suit or proceeding in advance of the final disposition of such action, suit or proceeding, subject to the delivery to us by or on behalf of such director or officer of an undertaking to repay the amount of such expenses if it shall ultimately be determined that he or she is not entitled to be indemnified by us as authorized in our bylaws or otherwise.

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The Nevada Revised Statutes provide us with the power to indemnify any of our directors, officers, employees and agents as follows:

•	a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful;

•	a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

•	to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation must indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.

The Nevada Revised Statutes provide that a corporation may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

•	by the stockholders of the corporation;

•	by the board of directors of the corporation by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

•	if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

•	if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

•	by court order.

The Nevada Revised Statutes further provide that a corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses. We have secured a directors’ and officers’ liability insurance policy. We expect that we will continue to maintain such a policy.

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FINANCIAL STATEMENTS

Reference is made to the financial statements and pro forma financial information relating to ABS contained in Item 9.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Our audited financial statements for the fiscal years ended September 30, 2012 and 2011 are available in our Annual Report on Form 10-K for the fiscal year ended September 30, 2012 filed with the SEC on December 31, 2012, and are incorporated herein by reference. Our unaudited financial statements for the three and six months ended Mach 31, 2013 and 2012 are available in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 filed with the SEC on May 20, 2013, and are incorporated herein by reference.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

Reference is made to the disclosure set forth in Item 4.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth in Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated by reference into this Item 3.02.

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) Effective on June 25, 2013 and with the approval of our Board of Directors, we dismissed Paritz & Co., P.A. (“Paritz”) as our independent registered public accounting firm engaged to audit the Company’s financial statements.

The reports issued by Paritz dated December 19, 2012 and December 29, 2011 relating to its audits of the balance sheets of the Company as of September 30, 2012 and 2011, and the related statements of operations, changes in shareholders’ equity and cash flows for each of the fiscal years then ended and for the period from inception (September 16, 2009) through September 30, 2012, contained an explanatory paragraph stating that there was substantial doubt about the Company’s ability to continue as a going concern. Other than as disclosed above, such reports did not contain an adverse opinion or disclaimer of opinion and were not qualified as to uncertainty, audit scope or accounting principles.

Our decision to dismiss Paritz is not the result of any disagreement between us and Paritz on matters of accounting principles or practices, financial statement disclosure or auditing scope or procedures. During the Company’s two most recent fiscal years and the subsequent interim period through June 25, 2013, there were no disagreements with Paritz on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Paritz, would have caused Paritz to make a reference to the subject matter of the disagreement in connection with its reports. Pursuant to the rules of the SEC applicable to smaller reporting companies, Paritz was not required to provide an attestation as to the effectiveness of the Company’s internal control over financial reporting for any period since the Company’s inception. However, as disclosed in Item 9A of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2012 and Part I, Item 4 of the Company’s Form 10-Q for the quarterly period ended March 31, 2013, the Company’s management determined that the Company’s internal control over financial reporting was not effective as of the end of such periods due to the existence of the following material weaknesses:

•	We have insufficient quantity of dedicated resources and experienced personnel involved in reviewing and designing internal controls. As a result, a material misstatement of the interim and annual financial statements could occur and not be prevented or detected on a timely basis.
•	We do not have an audit committee. While not being legally obligated to have an audit committee, it is management’s view that to have an audit committee, comprised of independent board members, is an important entity-level control over our financial statements.
•	We did not perform an entity level risk assessment to evaluate the implication of relevant risks on financial reporting, including the impact of potential fraud-related risks and the risks related to non-routine transactions, if any, on our internal control over financial reporting. Lack of an entity-level risk assessment constituted an internal control design deficiency which resulted in more than a remote likelihood that a material error would not have been prevented or detected, and constituted a material weakness.
•	We lack personnel with formal training to properly analyze and record complex transactions in accordance with U.S. GAAP.
•	We have not achieved the optimal level of segregation of duties relative to key financial reporting functions.

Other than as disclosed above, there were no reportable events (as that term is defined in Item 304(a)(1)(v) of Regulation S-K) during the Company’s two most recent fiscal years or during the subsequent interim period through June 25, 2013. The Company’s Board of Directors discussed the subject matter referred to above with Paritz. The Company authorized Paritz to respond fully and without limitation to all requests of the successor accountant concerning all matters related to the annual and interim periods audited and reviewed by Paritz, including with respect to the subject matter of any reportable event.

We provided Paritz with a copy of the above disclosures we are making in response to Item 4.01 of this Current Report on Form 8-K and requested Paritz to furnish us with a letter addressed to the SEC stating whether or not it agrees with the above statements, and, if not, stating the respects in which it does not agree. A copy of the letter dated June 26, 2013, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Effective on June 25, 2013 and with the approval of our Board of Directors, we engaged Moody, Famiglietti & Andronico, LLP (“MFA”) as the Company’s new independent registered public accounting firm. MFA was engaged by ABS before the closing of the Merger to audit its financial statements for the years ended September 30, 2012 and 2011 and the related statements of operations, changes in shareholders’ deficit and cash flows for each of the years then ended and for the period from inception (March 6, 2006) through September 30, 2012, which are included in this Current Report on Form 8-K.

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During the Company’s two most recent fiscal years and through the date of the Company’s engagement of MFA on June 25, 2013, neither the Company nor anyone on its behalf consulted with MFA regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the Company’s financial statements, and no written report or oral advice was provided to the Company by MFA that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K promulgated under the Securities Act and the related instructions) or a reportable event (as that term is defined in Item 304(a)(1)(v) of Regulation S-K) relating to the Company.

Item 5.01 Changes In Control of the Registrant.

Reference is made to the disclosure set forth in Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated by reference into this Item 5.01. Other than the transactions and agreements described in Item 2.01, our officers and directors know of no arrangements that may result in a change in control of the Company at a subsequent date.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Effective on the closing of the Merger on June 26, 2013, we have appointed Alan T. Barber as our Chief Financial Officer. With his appointment, Mr. Barber will also serve as our principal financial officer and principal accounting officer. Concurrent with the effectiveness of Mr. Barber’s appointment, Terrence W. Norchi will relinquish his role as Interim Chief Financial Officer and continue in his roles as President, Chief Executive Officer and a director of the Company.

In connection with his appointment as our Chief Financial Officer, we have entered into an executive employment agreement with Mr. Barber with an effective start date of June 26, 2013, pursuant to which Mr. Barber is obligated to perform his duties on a part-time basis and as compensation for such service receives an annual base salary of $83,600. Mr. Barber’s employment agreement continues until terminated by us or by Mr. Barber. Upon any termination of the employment agreement, whether by us, by Mr. Barber or as a result of Mr. Barber’s death or disability, Mr. Barber is not entitled to any severance payments or benefits.

The foregoing description of the terms of Mr. Barber’s employment agreement with us does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, which is attached hereto as Exhibit 10.9 to this Current Report on Form 8-K and is incorporated herein by reference.

We are not aware of any transaction relating to Mr. Barber that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act and that is not disclosed herein. Reference is made to the disclosure set forth under the heading “Directors and Executive Officers—Business Experience—Alan T. Barber” in Item 2.01 of this Current Report on Form 8-K, which is incorporated into this Item 5.02(c) by reference.

(d) Effective as of the closing of the Merger on June 26, 2013, Dr. Arthur Rosenthal was appointed as a director on our Board of Directors, to fill a vacancy created by an increase to the size of the Board of Directors. It is contemplated that Dr. Rosenthal may serve on certain committees of the Board of Directors in the future, but no such committees have been established and consequently no such appointment has been made as of the date of this Current Report on Form 8-K. We are not aware of any transaction relating to Dr. Rosenthal that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act. Reference is made to the disclosure set forth under the heading “Directors and Executive Officers—Business Experience—Dr. Arthur Rosenthal” in Item 2.01 of this Current Report on Form 8-K, which is incorporated into this Item 5.02(d) by reference.

(e) Effective as of June 26, 2013, we entered into an executive employment agreement with Dr. Terrence W. Norchi, our President and Chief Executive Officer. Dr. Norchi’s employment agreement continues until terminated by us or Dr. Norchi, and provides for an initial annual base salary of $275,000 and eligibility to receive an annual cash bonus in an amount up to 30% of Dr. Norchi’s then-current annual base salary. Annual bonuses are awarded at the sole discretion of our Board of Directors.

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If Dr. Norchi’s employment agreement is terminated by us, unless it is terminated by us “For Cause” (as defined in the agreement), or is terminated by Dr. Norchi for “Good Reason” (as defined in the agreement), then Dr. Norchi, upon signing a release in favor of the Company, will be entitled to severance in an amount equal to 12 months of Dr. Norchi’s then-current annual base salary, payable in the form of salary continuation, plus, if Dr. Norchi elects and subject to certain other conditions, payment of Dr. Norchi’s premiums to continue his group health coverage under COBRA until the earlier of (i) 12 months following the date of such termination; or (ii) the date Dr. Norchi becomes covered under another employer’s health plan. In addition, Dr. Norchi’s employment agreement provides that, in the event of a change of control of the Company, termination by Dr. Norchi for Good Reason, termination by the Company for any reason other than For Cause, or termination as a result of Dr. Norchi’s death, all unvested shares under outstanding equity grants to Dr. Norchi, if any, shall automatically accelerate and become fully vested.

Dr. Norchi’s employment agreement provides the following definitions of “For Cause” and “Good Reason”: (a) “For Cause” is the commission by the executive of a crime involving dishonesty, breach of trust, or physical harm to any person, executive’s engagement by the executive in conduct that is in bad faith and materially injurious to the Company, commission by the executive of a material breach of the employment agreement, willful refusal by the executive to implement or follow a lawful policy or directive of the Company, or executive’s engagement in misfeasance or malfeasance demonstrated by a pattern of failure to perform job duties diligently and professionally (other than any such failure resulting from Executive’s incapacity due to physical or mental illness); and (b) “Good Reason” is a material reduction in executive’s annual base salary, except for reductions that are comparable to reductions generally applicable to similarly-situated executives of the Company, the relocation of executive to a facility or location that is more than 50 miles from his primary place of employment and such relocation results in an increase in executive’s one-way driving distance by more than 50 miles, or a material and adverse change in executive’s authority, duties, or responsibilities with the Company or a material and adverse change in executive’s reporting relationship within the Company.

The foregoing description of the terms of Dr. Norchi’s employment agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which is attached hereto as Exhibit 10.8 and is incorporated herein by reference.

Item 5.06 Change in Shell Company Status.

We have determined that, as the result of the closing of the Merger as described above under Item 2.01 of this Current Report on Form 8-K, we have ceased to be a shell company as that term is defined in Rule 12b-2 promulgated under the Exchange Act. Reference is made to the disclosure set forth in Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated by reference into this Item 5.06.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired.

The following are filed as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated herein by reference:

The unaudited financial statements of ABS as of the six months ended March 31, 2013 and 2012.

The audited financial statements of ABS as of the years ended September 30, 2012 and 2011.

(b) Pro forma financial information.

The following is filed as Exhibit 99.2 to this Current Report on Form 8-K and are incorporated herein by reference:

The unaudited pro forma financial information of Arch Therapeutics, Inc. and its wholly owned subsidiary ABS as of the fiscal years ended September 30, 2012 and 2011 and the six months ended March 31, 2013 and 2012.

(c) Shell company transactions.

Reference is made to the disclosure set forth in Items 9.01(a) and 9.01(b), which disclosure is incorporated herein by reference.

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(d) Exhibits.

Exhibit	Description
2.1	Agreement and Plan of Merger dated May 10, 2013, by and among Almah, Inc., Arch Acquisition Corporation, and Arch Therapeutics, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on May 13, 2013)
3.1	Articles of Incorporation of Arch Therapeutics, Inc. (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1 filed by the Company with the SEC on January 5, 2012)
3.2	Certificate of Amendment to Articles of Incorporation of Arch Therapeutics, Inc. (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed by the Company with the SEC on June 5, 2013)
3.3	Amended and Restated Bylaws of Arch Therapeutics, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by the Company with the SEC on June 24, 2013)
10.1	Binding Letter of Intent by and between Almah, Inc. and Arch Therapeutics, Inc. dated April 19, 2013 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by the Company with the SEC on April 25, 2013)
10.2	Promissory Note by and between Almah, Inc. and Arch Therapeutics, Inc. dated April 19, 2013 (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed by the Company with the SEC on April 25, 2013)
10.3	Financing Agreement by and between Almah, Inc. and Coldstream Summit Ltd. dated April 19, 2013 (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed by the Company with the SEC on April 25, 2013)
10.4	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed by the Company with the SEC on April 25, 2013)
10.5	Form of Warrant (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed by the Company with the SEC on April 25, 2013)
10.6	Amended and Restated Exclusive Patent License Agreement dated May 23, 2011 between ABS and the Massachusetts Institute of Technology, as amended by the First Amendment to Amended and Restated Exclusive Patent License Agreement dated May 15, 2012 between ABS and the Massachusetts Institute of Technology, and further amended by the Second Amendment to Amended and Restated Exclusive Patent License Agreement dated February 1, 2013 between ABS and the Massachusetts Institute of Technology, as further amended by the Third Amendment to Amended and Restated Exclusive Patent License Agreement dated April 30, 2013 between ABS and the Massachusetts Institute of Technology, and as further amended by the Letter Agreement dated June 10, 2013 between ABS and the Massachusetts Institute of Technology
10.7	Termination Agreement and Release dated June 25, 2013, between ABS and Terrence W. Norchi
10.8	Executive Employment Agreement dated June 26, 2013 between the Company and Terrence W. Norchi
10.9	Executive Employment Agreement dated June 26, 2013 between the Company and Alan T. Barber
16.1	Letter from Paritz & Co., L.P., dated June 26, 2013
21.1	List of Subsidiaries
99.1	Financial Statements of ABS
99.2	Pro Forma Financial Information of Arch Therapeutics, Inc. and its wholly owned subsidiary ABS

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCH THERAPEUTICS, INC.

Dated: June 26, 2013	By:	/s/ Terrence W. Norchi, M.D.
	Name:	Terrence W. Norchi, M.D.
	Title:	President, Chief Executive Officer

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EXHIBIT INDEX

Exhibit	Description
2.1	Agreement and Plan of Merger dated May 10, 2013, by and among Almah, Inc., Arch Acquisition Corporation, and Arch Therapeutics, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on May 13, 2013)
3.1	Articles of Incorporation of Arch Therapeutics, Inc. (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1 filed by the Company with the SEC on January 5, 2012)
3.2	Certificate of Amendment to Articles of Incorporation of Arch Therapeutics, Inc. (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed by the Company with the SEC on June 5, 2013)
3.3	Amended and Restated Bylaws of Arch Therapeutics, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by the Company with the SEC on June 24, 2013)
10.1	Binding Letter of Intent by and between Almah, Inc. and Arch Therapeutics, Inc. dated April 19, 2013 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by the Company with the SEC on April 25, 2013)
10.2	Promissory Note by and between Almah, Inc. and Arch Therapeutics, Inc. dated April 19, 2013 (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed by the Company with the SEC on April 25, 2013)
10.3	Financing Agreement by and between Almah, Inc. and Coldstream Summit Ltd. dated April 19, 2013 (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed by the Company with the SEC on April 25, 2013)
10.4	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed by the Company with the SEC on April 25, 2013)
10.5	Form of Warrant (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed by the Company with the SEC on April 25, 2013)
10.6	Amended and Restated Exclusive Patent License Agreement dated May 23, 2011 between ABS and the Massachusetts Institute of Technology, as amended by the First Amendment to Amended and Restated Exclusive Patent License Agreement dated May 15, 2012 between ABS and the Massachusetts Institute of Technology, and further amended by the Second Amendment to Amended and Restated Exclusive Patent License Agreement dated February 1, 2013 between ABS and the Massachusetts Institute of Technology, as further amended by the Third Amendment to Amended and Restated Exclusive Patent License Agreement dated April 30, 2013 between ABS and the Massachusetts Institute of Technology, and as further amended by the Letter Agreement dated June 10, 2013 between ABS and the Massachusetts Institute of Technology
10.7	Termination Agreement and Release dated June 25, 2013, between ABS and Terrence W. Norchi
10.8	Executive Employment Agreement dated June 26, 2013 between the Company and Terrence W. Norchi
10.9	Executive Employment Agreement dated June 26, 2013 between the Company and Alan T. Barber
16.1	Letter from Paritz & Co., L.P., dated June 26, 2013
21.1	List of Subsidiaries
99.1	Financial Statements of ABS
99.2	Pro Forma Financial Information of Arch Therapeutics, Inc. and its wholly owned subsidiary ABS

51